                                                                     EXHIBIT 4.1



                               RBF FINANCE CO.

                                  as Issuer

                                 $800,000,000

                        11% Senior Secured Notes due 2006
                      11 3/8% Senior Secured Notes due 2009


                                ----------------


                                    INDENTURE


                           Dated as of March 26, 1999


                                ----------------


                     UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee



                                ----------------


                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND INCORPORATION.............................................................................1
      SECTION 1.1   Definitions.....................................................................................1
      SECTION 1.2   Other Definitions..............................................................................24
      SECTION 1.3   Incorporation By Reference of Trust Indenture Act..............................................25
      SECTION 1.4   Rules of Construction..........................................................................26

ARTICLE II THE NOTES...............................................................................................26
      SECTION 2.1   Form and Dating................................................................................26
      SECTION 2.2   Execution and Authentication...................................................................30
      SECTION 2.3   Registrar and Paying Agent.....................................................................30
      SECTION 2.4   Paying Agent to Hold Money in Trust............................................................31
      SECTION 2.5   Holder Lists...................................................................................31
      SECTION 2.6   Transfer and Exchange..........................................................................31
      SECTION 2.7   Replacement of Secured Notes...................................................................41
      SECTION 2.8   Outstanding Secured Notes......................................................................41
      SECTION 2.9   Treasury Secured Notes.........................................................................42
      SECTION 2.10  Temporary Secured Notes........................................................................42
      SECTION 2.11  Cancellation...................................................................................42
      SECTION 2.12  Payment of Interest; Interest Rights Preserved.................................................43
      SECTION 2.13  Computation of Interest........................................................................44
      SECTION 2.14  CUSIP Number...................................................................................44

ARTICLE III REDEMPTION AND PREPAYMENT..............................................................................44
      SECTION 3.1   Notices to Trustee.............................................................................44
      SECTION 3.2   Selection of Secured Notes to be Redeemed......................................................44
      SECTION 3.3   Notice of Redemption...........................................................................45
      SECTION 3.4   Effect of Notice of Redemption.................................................................46
      SECTION 3.5   Deposit of Redemption Price....................................................................46
      SECTION 3.6   Secured Notes Redeemed in Part.................................................................46
      SECTION 3.7   Optional Redemptions...........................................................................47
      SECTION 3.8   Redemption Upon Loss of a Mortgaged Rig........................................................49
      SECTION 3.9   Redemption Upon Sale of a Mortgaged Rig........................................................49
      SECTION 3.10  Excess Proceeds Offer..........................................................................51

ARTICLE IV COVENANTS...............................................................................................54
      SECTION 4.1   Payment of Secured Notes.......................................................................54
      SECTION 4.2   Maintenance of Office or Agency................................................................54
      SECTION 4.3   Corporate Existence............................................................................55
      SECTION 4.4   Maintenance of Properties and Insurance........................................................55
      SECTION 4.5   Compliance With Laws...........................................................................56
      SECTION 4.6   Taxes and Other Claims.........................................................................56
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      SECTION 4.7   Stay, Extension and Usury Laws.................................................................56
      SECTION 4.8   Change of Control..............................................................................57
      SECTION 4.9   Limitations on Indebtedness....................................................................60
      SECTION 4.10  Limitation on Liens............................................................................62
      SECTION 4.11  Limitation on Restricted Payments..............................................................63
      SECTION 4.12  Limitation on Sale/Leaseback Transactions......................................................66
      SECTION 4.13  SEC Reports....................................................................................67
      SECTION 4.14  Limitation on Restrictions on Distributions from Restricted Subsidiaries.......................67
      SECTION 4.15  Limitation on Asset Sales......................................................................68
      SECTION 4.16  Limitation on Asset Swaps......................................................................69
      SECTION 4.17  Limitation on Affiliate Transactions...........................................................70
      SECTION 4.18  Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.................70
      SECTION 4.19  Future Subsidiary Guarantor....................................................................71
      SECTION 4.20  Impairment of Liens............................................................................71
      SECTION 4.21  Limitation on Issuer Activities................................................................72
      SECTION 4.22  Compliance Certificate; Notice of Default or Event of Default..................................72
      SECTION 4.23  Prohibition on Issuer and Guarantor Becoming an Investment Company.............................73
      SECTION 4.24  Additional Amounts.............................................................................73

ARTICLE V CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER.....................................................75
      SECTION 5.1   Limitations on Mergers and Consolidations......................................................75
      SECTION 5.2   Successor Corporation Substituted..............................................................76

ARTICLE VI DEFAULTS AND REMEDIES...................................................................................77
      SECTION 6.1   Events of Default..............................................................................77
      SECTION 6.2   Acceleration...................................................................................79
      SECTION 6.3   Other Remedies.................................................................................80
      SECTION 6.4   Waiver of Past Defaults........................................................................80
      SECTION 6.5   Control By Majority............................................................................81
      SECTION 6.6   Limitation on Suits............................................................................81
      SECTION 6.7   Rights of Holders of Secured Notes to Receive Payment..........................................82
      SECTION 6.8   Collection Suit by Trustee.....................................................................82
      SECTION 6.9   Trustee May File Proofs of Claim...............................................................82
      SECTION 6.10  Priorities.....................................................................................83
      SECTION 6.11  Undertaking For Costs..........................................................................84
      SECTION 6.12  Restoration of Rights and Remedies.............................................................84
      SECTION 6.13  Rights and Remedies Cumulative.................................................................84
      SECTION 6.14  Delay or Omission Not Waiver...................................................................84

ARTICLE VII TRUSTEE................................................................................................85
      SECTION 7.1   Duties of Trustee..............................................................................85
      SECTION 7.2   Rights of Trustee..............................................................................86
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
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      SECTION 7.3   Individual Rights of Trustee...................................................................87
      SECTION 7.4   Trustee's Disclaimer...........................................................................87
      SECTION 7.5   Notice of Defaults.............................................................................88
      SECTION 7.6   Reports by Trustee to Holders of the Secured Notes.............................................88
      SECTION 7.7   Compensation and Indemnity.....................................................................88
      SECTION 7.8   Replacement of Trustee.........................................................................89
      SECTION 7.9   Successor Trustee by Merger, Etc...............................................................91
      SECTION 7.10  Eligibility; Disqualification..................................................................91
      SECTION 7.11  Preferential Collection of Claims Against the Issuer...........................................91

ARTICLE VIII SATISFACTION AND DISCHARGE............................................................................91
      SECTION 8.1   Satisfaction and Discharge.....................................................................91
      SECTION 8.2   Application of Trust Money.....................................................................92
      SECTION 8.3   Repayment of the Issuer........................................................................93
      SECTION 8.4   Reinstatement..................................................................................93

ARTICLE IX DEFEASANCE AND COVENANT DEFEASANCE......................................................................93
      SECTION 9.1   Option to Effect Defeasance or Covenant Defeasance.............................................93
      SECTION 9.2   Defeasance and Discharge.......................................................................94
      SECTION 9.3   Covenant Defeasance............................................................................94
      SECTION 9.4   Conditions to Defeasance or Covenant Defeasance................................................95
      SECTION 9.5   Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous
                       Provisions..................................................................................96
      SECTION 9.6   Repayment to the Issuer........................................................................97
      SECTION 9.7   Reinstatement..................................................................................97

ARTICLE X AMENDMENT, SUPPLEMENT AND WAIVER.........................................................................98
      SECTION 10.1  Without Consent of Holders of Secured Notes....................................................98
      SECTION 10.2  With Consent of Holders of Secured Notes.......................................................99
      SECTION 10.3  Effect of Supplemental Indentures.............................................................101
      SECTION 10.4  Compliance with Trust Indenture Act...........................................................101
      SECTION 10.5  Revocation and Effect of Consents.............................................................101
      SECTION 10.6  Notation on or Exchange of Secured Notes......................................................102
      SECTION 10.7  Trustee to Sign Supplemental Indentures.......................................................102
      SECTION 10.8  Payment for Consent...........................................................................103

ARTICLE XI COLLATERAL AND SECURITY................................................................................103
      SECTION 11.1  Security Agreements...........................................................................103
      SECTION 11.2  Recording and Opinions........................................................................104
      SECTION 11.3  Further Assurances and Security...............................................................105
      SECTION 11.4  Possession, Use and Release of Collateral.....................................................105
      SECTION 11.5  Certificates of the Issuer....................................................................107
      SECTION 11.6  Authorization of Actions to be Taken by the Trustee Under the Security Agreements.............107
      SECTION 11.7  Authorization of Receipt of Funds by the Trustee Under the Security Agreements................108
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                                      iii
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ARTICLE XII MISCELLANEOUS.........................................................................................108
      SECTION 12.1  Trust Indenture Act Controls..................................................................108
      SECTION 12.2  Notices.......................................................................................109
      SECTION 12.3  Communication By Holders of Secured Notes With Other Holders of Secured Notes.................109
      SECTION 12.4  Certificate and Opinion as to Conditions Precedent............................................109
      SECTION 12.5  Statements Required in a Certificate or Opinion...............................................110
      SECTION 12.6  Acts of Holders...............................................................................110
      SECTION 12.7  Rules by Trustee and Agents...................................................................112
      SECTION 12.8  No Personal Liability of Directors, Officers, Employees and Stockholders......................112
      SECTION 12.9  Governing Law.................................................................................112
      SECTION 12.10 Agent for Service; Submission to Jurisdiction; Waiver of Immunities...........................112
      SECTION 12.11 No Adverse Interpretation of Other Agreements.................................................113
      SECTION 12.12 Successors....................................................................................113
      SECTION 12.13 Severability..................................................................................113
      SECTION 12.14 Counterpart Originals.........................................................................114
      SECTION 12.15 Table of Contents, Headings, Etc..............................................................114

ARTICLE XIII GUARANTEES...........................................................................................114
      SECTION 13.1  Guarantor.....................................................................................114
      SECTION 13.2  Limitation on Liability.......................................................................117
      SECTION 13.3  Execution and Delivery of Guarantees..........................................................117
      SECTION 13.4  No Waiver.....................................................................................117
      SECTION 13.5  Modification..................................................................................118
      SECTION 13.6  Release of Subsidiary Guarantor...............................................................118
      SECTION 13.7  Future Guarantor; Execution of Supplemental Indentures for Future Guarantor...................118

                                    SCHEDULES

         SCHEDULE 1.1(a)        ...............  Existing Investments

         SCHEDULE 4.13          ...............  Existing Indebtedness and
                                                 Preferred Stock of Subsidiaries

         SCHEDULE A             ...............  Guarantor

                                    EXHIBITS

         EXHIBIT A         ........... Form of Secured Note

         EXHIBIT B-1       ........... Form of Certificate for Exchange or
                                       Registration of Transfer from U.S.
                                       Global Note to Regulation S Global Note

         EXHIBIT B-2       ........... Form of Certificate for Exchange or
                                       Registration of Transfer from Regulation
                                       S Global Note to U.S. Global Note

         EXHIBIT B-3       ........... Form of Certificate for Exchange or
                                       Registration of Transfer of Certificated
                                       Secured Notes

         EXHIBIT B-4       ........... Form of Certificate for Exchange or
                                       Registration of Transfer from U.S.
                                       Global Note or Regulation S Permanent
                                       Global Note to Certificated Note

         EXHIBIT C         ........... Form of Certificate From Acquiring
                                       Institutional Accredited Investor

         INDENTURE, dated as of March 26, 1999, among RBF Finance Co., a Delaware corporation (the "Issuer"), R&B Falcon Corporation, a Delaware corporation (the "Guarantor" or "Company"), and United States Trust Company of New York as trustee (the "Trustee").

                                    RECITALS

         The Issuer has duly authorized the creation and issuance of its 11% Senior Secured Notes due 2006 and its 11 3/8% Senior Secured Notes due 2009 (each series together referred to as the "Initial Secured Notes") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Issuer's indebtedness and in substitution for the Initial Secured Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Issuer's 11% Senior Secured Notes due 2006 and its 11 3/8% Senior Secured Notes due 2009 (each series together referred to as the "Exchange Secured Notes," and together with the Initial Secured Notes, the "Secured Notes"), the Issuer has duly authorized the execution and delivery of this Indenture. Unless otherwise stated, "Secured Note" or "Secured Notes" refers to a note or notes of both series.

         All things necessary to make the Secured Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid instrument of the Issuer and the Guarantor, in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Secured Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Secured Notes, as follows:

                                   ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1       Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         "Acquired Indebtedness" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a

Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business. Proceeds of insurance arising from damage for an asset shall be deemed to have been invested in Additional Assets to the extent of the cost of such repairs made to such asset.

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the assets and property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such a Person or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable).

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository and the Trustee that apply to such transfer and exchange.

         "Asset Sale" means any direct or indirect sale, capital lease, transfer or other disposition (or series of related sales, capital leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) any drillship or drilling rig or all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary, (v) for purposes of the covenant described under Section 4.15 hereof only, a disposition that constitutes a Restricted Payment permitted by the covenant described under Section 4.11 hereof, (w) Asset Swaps permitted under Section
4.16 hereof, (x) dispositions of Incidental Assets, (y) dispositions of Temporary Cash Investments and (z) a disposition of assets with a fair market value of less than $100,000).

         "Asset Swap" means a substantially concurrent purchase and sale, or exchange, of assets constituting Additional Assets described in clause (i) of the definition thereof between the Company or any Restricted Subsidiary and another Person or group of Persons; provided, however, that the cash and other assets to be received by the Company or such Restricted Subsidiary which do not constitute Additional Assets do not constitute more than 25% of the total consideration to be received by the Company or such Restricted Subsidiary in such Asset Swap.

         "Attributable Indebtedness," when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Board of Directors" means the Board of Directors of a Person or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a copy of a resolution certified by a Secretary or Assistant Secretary of a Person to have been duly adopted by the Board of Directors thereof and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means each day which is not a Legal Holiday.

         "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or person, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Cedel" means Cedel Bank, societe anonyme (or any successor securities clearing agency).

         "Certificated Secured Notes" means Secured Notes that are substantially in the form of the Secured Note attached hereto as Exhibit A that do not include the information or text called for by footnotes 1, 2 and 3 thereto.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" shall include, in each case as pledged and assigned to the Collateral Agent, the Trustee or the Issuer, as applicable, pursuant to the Security Agreements, (1) all of the Issuer Loans and Issuer Loan Agreements (2) all cash held by the Collateral Agent and the Trustee pursuant to the Indenture or the Security Agreements and the Issuer Escrow Account and all Issuer Escrowed Property held pursuant to the Issuer Escrow Agreement (including any cash collateral deposited therein by the Issuer); and (3) the Company's right, title and interest in and to (i) each of its respective Mortgaged Rigs, pursuant to a Mortgage issued by the Company in favor of the Issuer, which Mortgage contains covenants pursuant to which the Company, among other things, will be prohibited from selling, mortgaging or transferring any of its interest in such Mortgaged Rig (other than as permitted under the Indenture), and which Mortgage will be collaterally assigned to the Trustee, (ii) the Company's interest in construction contracts and equipment purchased by the Company for Mortgaged Rigs pursuant to a Company Security Agreement and (iii) the Company Escrow Account and the Company Escrowed Property; and (4) all proceeds of any of the foregoing including from all the Company's policies and contracts of insurance taken out from time to time in respect each of its Mortgaged Rigs.

         "Common Stock" means Capital Stock other than Preferred Stock.

         "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

         "Company" means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions hereof and thereafter means such successor.

         "Company Escrow Account" means the escrow account established under the Company Escrow Agreement.

         "Company Escrow Agreement" means the Issuer Loan Escrow Agreement of even date herewith among the Company, the Issuer, the Trustee and United States Trust Company of New York as escrow agent providing for deposit into escrow of $100,000,000 pending completion, flagging and mortgaging of the Mortgaged Rig Deepwater Millennium.

         "Company Escrowed Property" means the funds and Investments contained in the Company Escrow Account.

         "Company Security Agreement" means a each Security and Pledge Agreement entered into between the Company and the Issuer as security for an Issuer Loan.

         "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

         (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

         (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any asset disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such asset dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);

         (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (which shall include the acquisition or construction of a vessel or drilling rig, provided the Company has paid 75% or more of the cost thereof and such vessel or drilling rig is reasonably expected to be delivered within 90 days), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

         (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any asset disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such asset disposition or Investment occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

         For purposes of this definition, in the case of the acquisition since the beginning of such period of a drilling rig or drillship (or of a Restricted Subsidiary owning same) by the Company or by a Restricted Subsidiary since the beginning of such period of a drilling rig or drillship to the Company or a Restricted Subsidiary pursuant to a binding construction contract, which drilling rig or drillship has been subject for at least one full fiscal quarter to a binding drilling contract constituting a Qualifying Contract, then, for purposes of making the pro forma calculations provided for in the first sentence of the preceding paragraph, the financial or accounting officer of the Company shall give pro forma effect to the earnings (losses) of such drilling rig or drillship as if such drilling rig or drillship were acquired on the first day of such period, by basing such earnings (losses) on the annualized (x) historical revenues actually earned from such Qualifying Contract and (y) actual expenses related thereto, in each case for each quarter during such period in which the Qualifying Contract is in effect.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense:

         (1) interest expense attributable to Capitalized Lease Obligations;

         (2) amortization of debt discount and debt issuance cost;

         (3) capitalized interest;

         (4) non-cash interest payments;

         (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (6) net costs under Interest Rate Protection Agreements (including amortization of fees);

         (7) dividends in respect of any Redeemable Stock held by Persons other than the Company or a Restricted Subsidiary;

         (8) interest expense attributable to deferred payment obligations; and

         (9) interest expense on Indebtedness of another Person to the extent that such Indebtedness is guaranteed by the Company or a Restricted Subsidiary.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

         (a) any net income of any Person if such Person is not a Restricted Subsidiary, except that (1) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (2) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

         (b) any net income of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

         (c) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (1) the net income of Cliffs Drilling Company shall be included notwithstanding the foregoing, (2) the net income of a Restricted Subsidiary shall be included to the extent such net income could be paid to the Company or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise; (3) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (4) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

         (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

         (e) extraordinary, unusual or nonrecurring charges;

         (f) charges relating to the extinguishment of debt obligations of R&B Falcon Holdings Inc.; and

         (g) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" of a Person means the consolidated stockholders' equity of such Person and its Subsidiaries, as determined in accordance with GAAP.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Default" means any act, event or condition which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means, with respect to the Secured Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Secured Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "Devco" means Reading & Bates Development Co., a Delaware corporation and a Restricted Subsidiary of the Company.

         "EBITDA" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (a) income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense and (d) amortization expense.

         "Euroclear" means the Euroclear System (or any successor securities clearing agency).

         "Event of Loss" is defined to mean any of the following events: (a) the actual or constructive total loss of a Mortgaged Rig or the agreed or compromised total loss of a Mortgaged Rig, (b) the destruction of a Mortgaged Rig, (c) damage to a Mortgaged Rig to an extent, determined in good faith by the Company within 90 days after the occurrence of such damage (and evidenced by an officers' certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Mortgaged Rig permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a Mortgaged Rig that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Mortgaged Rig, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Mortgaged Rig, on the date of the determination of such total loss pursuant to the relevant insurance policy;

(iii) in the case of any event referred to in clause (c) above, upon the delivery of the officers' certificate to the Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date six months after the occurrence of such event.

         "Event of Loss Proceeds" is defined to mean all compensation, damages and other payments (including insurance proceeds) received by the Issuer, the Company, any Restricted Subsidiary, the Collateral Agent or the Trustee, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Global Note" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

         "Exchange Offer" means the offer that may be made by the Issuer and the Company pursuant to the Registration Rights Agreement to exchange Exchange Secured Notes for Initial Secured Notes.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Secured Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any series of the Secured Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

         "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

         "Global Note" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Note, the U.S. Global Notes and the Exchange Global Notes.

         "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

         "Guarantee" means the guarantee of the Secured Notes pursuant to the provisions described in Article XIII hereof.

         "Hedging Obligations" of any Person means the net obligation (not the notional amount) of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

         "Holder" or "Noteholder" means the Person in whose name a Secured Note is registered on the Registrar's books.

         "Incidental Asset" is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by the Company or a Restricted Subsidiary that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be. In no event shall the term "Incidental Asset" include a drilling rig or a drillship or a Mortgaged Rig.

         "Incur" means issue, assume, guarantee, incur or otherwise become liable for, provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

         "Indebtedness" of any Person at any date means, without duplication:

         (1) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement;

         (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

         (5) all Capitalized Lease Obligations of such Person;

         (6) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, to the extent of the fair market value of all the assets of such Person subject to such Lien;

         (7) all Indebtedness of others guaranteed by such Person to the extent of such guarantee;

         (8) Redeemable Stock; and

         (9) all Hedging Obligations of such Person.

For purposes of clause (8) of the preceding sentence, Redeemable Stock shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP but that such security shall be deemed to have been Incurred only on the date of the original issuance thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including for all purposes of this Indenture and any supplemental indenture the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any supplemental indenture.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

         "Initial Secured Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Secured Notes authenticated and delivered under this Indenture other than Exchange Secured Notes.

         "Institutional Accredited Investor" means an entity which is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation equal to (x) the amount of such Investment immediately prior to such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company's Board of Directors.

         "Investment Grade Rating" means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any successor rating categories of Moody's), and the equivalent in respect of the ratings categories of any Rating Agencies substituted for S&P or Moody's.

         "Issue Date" means the date on which the Secured Notes are originally issued.

         "Issuer" means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions hereof and thereafter means such successor.

         "Issuer Escrow Account" means the escrow account established pursuant to the Issuer Escrow Agreement.

         "Issuer Escrow Agreement" means the Senior Secured Note Escrow Agreement of even date herewith among the Issuer, the Trustee and United States Trust Company of New York as escrow agent.

         "Issuer Escrowed Property" means the funds and Investments contained in the Issuer Escrow Account.

         "Issuer Loan" means a loan made under an Issuer Loan Agreement.

         "Issuer Loan Agreement" means a loan agreement between the Issuer and the Company pursuant to which the Issuer will make a loan for the purpose of:

         (a) Financing all or a portion of the cost of acquiring, constructing, altering, improving or repairing the Mortgaged Rig or improvements used or to be used in connection with such Mortgaged Rig; or

         (b) Financing all or any part of the purchase price of the Mortgaged Rig or improvements used or to be used in connection with such Mortgaged Rig, which Issuer Loan is incurred prior to or within one year after the later of the completion of construction, alteration, improvement or repair or the commencement of commercial operations thereof.

         "Issuer Security Agreement" means the Senior Secured Note Security and Pledge Agreement of even date among the Issuer, the Trustee and United States Trust Company of New York as collateral agent.

         "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in The City of New York, in the city of the corporate trust office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, condition sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For the purposes of this Indenture, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which the Company has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

         "Loss Excess Proceeds" is defined to mean the total of (i) amounts treated as Loss Excess Proceeds under Section 3.8 and (ii) the amount by which the Net Event of Loss Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Events of Loss with respect to drilling rigs or drillships other than Mortgaged Rigs occurring on or after the Issue Date in the most receipt period of 12 consecutive months exceeds $10,000,000, less (in the case of clause (ii)) the amount of such excess Net Event of Loss Proceeds (A) used to repay Senior Indebtedness of the Company or secured Senior Indebtedness of a Subsidiary Guarantor then owning a Mortgaged Rig, in each case, with a permanent reduction of availability in the case of revolving credit borrowings and owing to a Person other than the Company or any of its Subsidiaries, or (B) invested in Additional Assets (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution).

         "Maturity" means the date on which the principal of a Secured Note becomes due and payable as provided therein or in this Indenture, whether at the Stated Maturity or the Change of Control Payment Date or the purchase date established pursuant to the terms of this Indenture for an Excess Proceeds Offer or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc., or if Moody's Investors Services, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person.

         "Mortgage" means a vessel mortgage, First Naval Mortgage or Deed of Covenant substantially in the form and to the effect set forth as an exhibit to an Issuer Loan Agreement.

         "Mortgaged Rigs" means the drilling rigs, drillships or other vessels owned by the Company and mortgaged to secure an Issuer Loan, including the Mortgage Rigs listed on Schedule 1.1.

         "Net Available Cash" from an Asset Sale means cash payments or Temporary Cash Equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Net Event of Loss Proceeds" means, with respect to any Event of Loss, the Event of Loss Proceeds from such Event of Loss net of related fees and expenses, distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Event of Loss, and payments made to repay Indebtedness or any other obligation outstanding at the time of such Event of Loss; provided, however, that such Indebtedness or other obligation is either (A) secured by a Lien on the property or assets that suffered the Event of Loss or (B) required to be paid as a result of such Event of Loss.

         "New Senior Note Indenture" means the Indenture, dated the date hereof, among the Company and U.S. Trust Company of Texas, National Association, as trustee thereunder, relating to the New Senior Notes, as amended and supplemented from time to time.

         "New Senior Notes" means the 121/4% Senior Notes due 2006 of the Company to be issued pursuant to the New Senior Note Indenture.

         "Non-Convertible Capital Stock" means, with respect to any Person, any non-convertible Capital Stock of such Person and any Capital Stock of such Person convertible solely into non-convertible common stock of such Person; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which neither the Company or any Restricted Subsidiary:

         (1) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness; or

         (2) is directly or indirectly liable for such Indebtedness.

         "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon and, with respect to the Secured Notes, Special Interest and Additional Amounts), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

         "Obligors" means the Issuer, the Company and the Subsidiary Guarantors, if any, collectively; "Obligor" means the Issuer, the Company or any Subsidiary Guarantor.

         "Offering Memorandum" means the Offering Memorandum, dated March 19, 1999 relating to the Issuer's offering and placement of the Initial Secured Notes.

         "Offering" means the Offering of the Initial Secured Notes by the Issuer.

         "Officer" means, with respect to any Person, the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, the Company or a Subsidiary and delivered to the Trustee, which shall comply with this Indenture.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Issuer, the Company, any Subsidiary or the Trustee.

         "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the date on which the Secured Notes are originally issued or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Guarantee or the Issuer Loans, as applicable.

         "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Permitted Investments" means:

         (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100,000,000;

         (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least `P-1" by Moody's;

         (c) U.S. Government Obligations with a maturity of four years or less;

         (d) repurchase obligations of instruments of the type described in clause (c);

         (e) shares of money market mutual or similar funds having assets in excess of $100,000,000;

         (f) payroll advances in the ordinary course of business;

         (g) other advances and loans to officers and employees of the Company or any Restricted Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $1,000,000 at any one time outstanding;

         (h) Investments in any Person in the form of a capital contribution of the Company's Common Stock;

         (i) Investments made by the Company in its Restricted Subsidiaries (or any Person that will be a Restricted Subsidiary as a result of such Investment) or by a Restricted Subsidiary in the Company or in one or more Restricted Subsidiaries (or any Person that will be a Restricted Subsidiary as a result of such Investment);

         (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

         (k) Investments made in exchange for Indebtedness permitted by clauses
    (b)(4) and (b)(5) of Section 4.9;

         (l) Investments in the capital stock of Navis ASA, a Norwegian corporation, in exchange for cash and non-cash assets (the fair market value of which shall be determined in good faith by the Board of Directors of the Company), in an aggregate amount not to exceed $50,000,000 at any time outstanding;

         (m) Investments consisting of the redesignation of the Subsidiary owning or operating the drillship Deepwater Frontier or the semisubmersible RBS8M as an Unrestricted Subsidiary, or the contribution, transfer or other disposition of the drillship Deepwater Frontier or the semisubmersible RBS8M and related equipment and assets (including any drilling contract) by the Company or any Restricted Subsidiary to a Person other than a Restricted Subsidiary, in connection with the refinancing of the Indebtedness Incurred to finance the construction of such rigs;

         (n) Investments in a Person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade prior to delivery of the drillship Deepwater Frontier or the semisubmersible RBS8M pursuant to the terms of applicable construction and equipment installation agreements;

         (o) Investments in a Person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade of new drilling rigs, drillships or similar vessels and related equipment, in an aggregate amount not to exceed at any time outstanding (i) $100,000,000 less (ii) the aggregate amount of all payments actually made pursuant to paragraph (n) of this definition that represent payments for amounts in excess of the Company's estimated costs for the vessels referred to therein, as in effect on the Issue Date; provided, however, that at the time of such Investment, the Company or such Person has entered into a Qualifying Contract with respect thereto;

         (p) Investments represented by that portion of the proceeds from Asset Sales that is not required to be cash or Temporary Cash Equivalents by the covenant described in Section 4.15 hereof; and

         (q) Investments in Devco in an aggregate amount not to exceed $10,000,000 at any time outstanding.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Qualifying Contract" with respect to a drilling rig, drillship or similar vessel means a contract for the use thereof (i) between the Company or a Restricted Subsidiary or, for the purposes of clause (o) of the definition of "Permitted Investments," a Person other than a Restricted Subsidiary and a counterparty that, as certified in an officers' certificate delivered to the Trustee in connection therewith, is either generally recognized in the offshore drilling industry as a major oil company or has an investment grade rating on its long-term debt from Moody's or S&P, (ii) having a minimum term of two years and (iii) containing a minimum dayrate for such drilling, rig, drillship or similar vessel.

         "Rating Agencies" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the Secured Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

         "Record Date" means, for the interest payment on any Interest Payment Date, the date specified in Section 2.12 hereof.

         "Redeemable Stock" means, with respect to any series of Secured Notes, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Secured Notes of such series mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenants described in Sections 3.10, 4.8, 4.11 and 4.15.

         "Redemption Date" means, when used with respect to any Secured Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Secured Notes pursuant to the terms of the Secured Notes and this Indenture.

         "Redemption Price" means, when used with respect to any Secured Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Secured Note pursuant to the terms of the Secured Notes and this Indenture, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon, to the Redemption Date.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Issuer, Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global senior note that contains the paragraph referred to in footnote 1, the phrase referred to in footnote 4 and the additional schedule referred to in footnote 5 to the form of the Secured Note attached hereto as Exhibit A, and that is deposited with the Secured Note Custodian and registered in the name of the Depositary or its nominee, representing the Initial Secured Notes sold in reliance on Regulation S.

         "Regulation S Temporary Global Note" means a single temporary global senior note that contains the paragraphs referred to in footnote 1, the phrase referred to in Footnote 4 and the additional schedule referred to in footnote 4 to the form of the Senior Secured Note attached hereto as Exhibit A, in the form of the Secured Note attached hereto as Exhibit A that is deposited with the Secured Note Custodian and registered in the name of the Depositary or its nominee, representing the Initial Secured Notes sold in reliance on Regulation S.

         "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

         "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility of the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiaries other than an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" is defined to mean Standard & Poors Ratings Group, a division of McGraw-Hill Companies, Inc. and its successors.

         "Sale Excess Proceeds" is defined to mean (i) all amounts treated as Sale Excess Proceeds under Section 3.10 and (ii) all amounts treated as Sale Excess Proceeds under Section 4.15(b) hereof.

         "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Secured Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Secured Notes in global form, or any successor entity thereto.

         "Secured Notes" has the meaning set forth in the Recitals of this Indenture and more particularly means any of the Secured Notes authenticated and delivered under this Indenture.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Security Agreements" means the Issuer Escrow Agreement, the Issuer Security Agreement, the Mortgages, the Company Escrow Agreement and the Company Security Agreement and any other document that secures the Secured Notes or an Issuer Loan.

         "Senior Indebtedness" of any Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Secured Notes, the Guarantee, the Issuer Loans or the Subsidiary Guarantees, as applicable; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for federal, state, local, foreign or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or
(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

         "Significant Subsidiary" means any Subsidiary Guarantor and any other Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. For purposes of Section 6.1(g) and Section 6.1(h) hereof only, the term "Significant Subsidiary" shall also include any group of Restricted Subsidiaries that, taken as a whole as of the latest audited consolidated financial statements for the Company and its Subsidiaries, would constitute a Significant Subsidiary.

         "Special Interest" means all "special interest" owing pursuant to the Registration Rights Agreement.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.12 hereof for the payment of Defaulted Interest.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Issuer, the Company or a Subsidiary Guarantor, as the case may be (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Secured Notes, the Guarantee, the Issuer Loans or the Subsidiary Guarantee, as applicable, whether pursuant to a written agreement to that effect or by operation of law.

         "Subsidiary" means, with respect to any Person:

         (1) any corporation of which more than 50% of the total voting power of all classes of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person, and

         (2) any entity other than a corporation of which at least a majority of the capital stock or other equity interest (however designated) entitled (without regard to the occurrence of any contingency) or vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

         "Subsidiary Guarantor" means each Subsidiary of the Company, whether now owned or hereafter formed, which owns a Mortgaged Rig or which shall execute and deliver a Subsidiary Guarantee.

         "Subsidiary Guarantee" means a guarantee of the Issuer's obligations with respect to the Secured Notes issued by a Subsidiary of the Company.

         "Tangible Property" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of the Company prepared in accordance with GAAP, excluding (a) all rights, contracts and other intangible assets of any nature whatsoever and (b) all inventories and other current assets.

         "Temporary Cash Investments" means Investments described in clauses
(a), (b), (c) and (d) of the definition of "Permitted Investments."

         "Transfer Restricted Notes" means Secured Notes that bear or are required to bear the Private Placement Legend.

         "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act except as required by
Section 9.3 hereof, provided that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, if so required by such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Subsidiary" means:

         (a) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted subsidiary by the Board of Directors of the Company as provided below and

         (b) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as:

         (1) it has no Indebtedness other than Non-Recourse Indebtedness; provided, however, that notwithstanding any other provision of this Indenture, a Subsidiary shall not fail to constitute an Unrestricted Subsidiary by reason of (a) the guarantee by the Company or a Restricted Subsidiary in connection with synthetic lease obligations Incurred to finance the construction or upgrade of drilling rigs, drillships or similar vessels; and (b) obligations of the Company or a Restricted Subsidiary relating to Indebtedness of an Unrestricted Subsidiary if such Indebtedness constituted a Permitted Investment or a Restricted Payment permitted by
    Section 4.11 hereof at the time of its

    Incurrence or at the time of designation of such Subsidiary as an Unrestricted Subsidiary; and

         (2) after giving effect thereto, such designation was permitted by
    Section 4.11.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a resolution of the Board of Directors with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Company could incur $1.00 of additional Indebtedness under Section 4.9(a) hereof.

         "U.S. Global Note" means a permanent Global Note that contains the paragraphs referred to in footnote 1 or footnote 3, in the phrase referred to in footnote 4 and the additional schedule referred to in footnote 5 to the form of the Secured Note attached hereto as Exhibit A, and that is deposited with the Secured Note Custodian and registered in the name of the Depositary or its nominee, representing Secured Notes sold in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "U.S. Person" means (i) any individual resident in the United States,
(ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respects to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is an non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settler, if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by "accredited investors" within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(k)(vi) of Regulation S and any other similar international organizations, and their agencies, affiliates and pension plans.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Restricted Subsidiaries.

     SECTION 1.2   Other Definitions.

                                                                                 Defined
      Term                                                                      in Section
      ----                                                                      ----------
      "Act"........................................................................12.6(a)
      "Additional Amounts"..........................................................______
      "Affiliate Transaction.......................................................4.17(a)
      "Change of Control"...........................................................4.8(a)
      "Change of Control Offer".....................................................4.8(a)
      "Change of Control Purchase Price"............................................4.8(a)
      "Change of Control Offer Period"..............................................4.8(a)
      "Change of Control Payment Date"..............................................4.8(b)
      "Comparable Treasury Price"......................................................3.9
      "Comparable Treasury Rate".......................................................3.9
      "Covenant Defeasance"............................................................9.3
      "DTC"............................................................................2.3
      "Defaulted Interest"............................................................2.12
      "Defeasance".....................................................................9.2
      "Event of Default"...............................................................6.1
      "Excess Proceeds".............................................................______
      "Excess Proceeds Offer"......................................................3.10(a)
      "Excess Proceeds Offer Amount"...............................................3.10(b)
      "Excess Proceeds Offer Period"...............................................3.10(b)
      "Excess Proceeds Purchase Date...............................................3.10(b)
      "40-day restricted period"....................................................2.1(b)
      "Guaranteed Indebtedness".................................................4.19, 13.7
      "Independent Investment Banker"..................................................3.9
      "Interest Payment Date".........................................................2.12
      "Loss Proceeds Receipt Date".....................................................3.8
      "Loss Date"......................................................................3.8
      "Loss Redemption Amount".........................................................3.8
      "Lost Mortgaged Rig".............................................................3.8
      "Make-Whole Premium"..........................................................3.7(c)
      "Mortgaged Rig Asset"........................................................4.15(a)

                                                                                 Defined
      Term                                                                      in Section
      ----                                                                      ----------
      "Paying Agent"...................................................................2.3
      "Primary Treasury Dealer"........................................................3.9
      "Private Placement Legend".................................................2.6(e)(i)
      "Process Agent"................................................................12.10
      "Reference Treasury Dealer"......................................................3.9
      "Reference Treasury Dealer Quotations"...........................................3.9
      "Registrar"......................................................................2.3
      "Restricted Payment".........................................................4.11(a)
      "Sale Date"......................................................................3.9
      "Sale Proceeds Receipt Date".....................................................3.9
      "Sale Redemption Amount".........................................................3.9
      "Securities Register"............................................................2.3
      "7-Year Secured Notes"........................................................2.1(b)
      "Sold Mortgaged Rig".............................................................3.9
      "Successor"...................................................................5.1(a)
      "Suspended Covenants"........................................................Art. IV
      "10-Year Secured Notes".......................................................2.1(b)
      "Treasury Rate"..................................................................3.9

     SECTION 1.3   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

         The following Trust Indenture Act terms used in this Indenture have the following meanings:

         "indenture securities" means the Secured Notes;

         "indenture security holder" means a Holder of a Secured Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Secured Notes means the Issuer or any other obligor on the Secured Notes.

         All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them therein.

     SECTION 1.4   Rules of Construction.

         Unless the context otherwise requires:

         (1) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (2) a term has the meaning assigned to it;

         (3) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (4) "or" is not exclusive;

         (5) words in the singular include the plural, and in the plural include the singular;

         (6) provisions apply to successive events and transactions;

         (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

         (8) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles;

         (9) when used with respect to the Secured Notes, the term "principal amount" shall mean the principal amount thereof at Maturity;

         (10) unless otherwise expressly provided herein, the principal amount of any preferred stock shall be greater of (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock; and

         (11) all references to amounts of money or $ mean U.S. Dollars.

                                   ARTICLE II
                                THE SECURED NOTES

     SECTION 2.1   Form and Dating.

         (a) General. The Secured Notes, together with the Trustee's certificate of authentication and the Company's notation of the Guarantee, shall be substantially in the form set forth in Exhibit A hereto. The Secured Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Secured Note shall be dated the date of its authentication. The Secured Notes shall be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Initial Secured Notes and the Exchange Secured Notes will be the same except that the Private Placement Legend and paragraph 18 will be omitted from the Exchange Secured Notes.

             The terms and provisions contained in the Secured Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (b) Authorized Principal Amount; Issuable in Series; Terms. The aggregate principal amount of Secured Notes which may be authenticated and delivered under this Indenture is $800,000,000 issuable in two series. All Secured Notes of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery of the Secured Notes of such series.

         (i) There is created a series of Secured Notes with the following terms:

             The title of the series of Secured Notes will be 11% Senior Secured Notes due 2006 (the "7-Year Secured Notes"). Such series will be limited to (A) Initial 7-Year Secured Notes in an aggregate principal amount not to exceed $400,000,000 (B) Exchange Secured Notes for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Initial 7-Year Secured Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such 7-Year Secured Notes and certifying that all conditions precedent to the issuance of the relevant 7-Year Secured Notes contained herein have been complied with. The aggregate principal amount of 7-Year Secured Notes outstanding at any time may not exceed $400,000,000, except as provided in Section 2.7 hereof. Such 10-Year Secured Notes will mature on March 15, 2006.

         (ii) There is also created a series of Secured Notes under this Indenture with the following terms:

             The title of the series of Secured Notes will be 11 3/8% Secured Notes due 2009 (the "10-Year Secured Notes"). Such series will be limited to (A) Initial 10-year Secured Notes in an aggregate principal amount not to exceed $400,000,000; (B) Exchange Secured Notes for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Initial 10-Year Secured Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such 10-Year Secured Notes and certifying that all conditions precedent to the issuance of the relevant 10-Year Secured Notes contained herein have been complied with. The aggregate principal amount of 10-Year Secured Notes outstanding at any time may not exceed $400,000,000, except as provided in Section 2.7 hereof. Such 10-Year Secured Notes will mature on March 15, 2009.

         (c) Initial Secured Notes. Initial Secured Notes, with the notations of the Guarantee endorsed thereon, shall be issued in the form of one or more permanent Global Notes in definitive fully registered form without interest coupons. Secured Notes offered and sold to QIBs in reliance on Rule 144A, shall be issued initially in the form of the U.S. Global Notes, which shall be deposited on behalf of the purchasers of the Secured Notes represented thereby with the Secured Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided. Initial Secured Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Secured Notes represented thereby with the Secured Note Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.6(a)(ii) hereof). Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

             Each Global Note shall represent such of the outstanding Secured Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Secured Notes from time to time endorsed on Schedule A thereto and that the aggregate amount of outstanding Secured Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of Schedule A of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Secured Notes represented thereby shall be made by the Trustee or the Secured Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

             The provisions of the "Operating Procedures of the Euroclear Clearance System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by



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

Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

             Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

         (d) Book-Entry Provisions. This Section 2.1(d) shall apply only to Global Notes deposited with or on behalf of the Depositary.

             The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(d), authenticate and deliver the Global Secured Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Secured Note Custodian.

             Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Secured Note Custodian as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (e) Certificated Secured Notes. Secured Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 4 thereto) and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Secured Notes may be listed, as evidenced by the execution of such Secured Notes.

         (f) Provisions Applicable to Forms of Secured Notes. The Secured Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Issuer executing such Secured Notes, as conclusively evidenced by their execution of such Secured Notes. All Secured Notes will be otherwise substantially identical except as provided herein.

             Subject to the provisions of this Article II, a Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Secured Notes.



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

     SECTION 2.2  Execution and Authentication.

             Two Officers shall sign the Secured Notes for the Issuer by manual or facsimile signature.

             If an Officer whose signature is on a Secured Note no longer holds that office at the time a Secured Note is authenticated, the Secured Note shall nevertheless be valid.

             A Secured Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Secured Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Secured Notes shall be substantially as set forth in Exhibit A hereto.

             The Trustee shall authenticate (i) Initial 7-Year Secured Notes for original issue in an aggregate principal amount not to exceed $400,000,000 and Initial 10-Year Secured Notes in an aggregate principal amount not to exceed $400,000,000 and (ii) Exchange 7-Year Secured Notes or Exchange 10-Year Secured Notes for issue only in the Exchange Offer pursuant to the Exchange Offer Registration Statement for a like principal amount of Initial 7-Year Secured Notes or Initial 10-Year Secured Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such Secured Notes and certifying that all conditions precedent to the issuance of the relevant Secured Notes contained herein have been complied with.

             The aggregate principal amount of 7-Year Secured Notes and 10-Year Secured Notes outstanding at any time may not exceed $400,000,000 or $400,000,000, as the case may be, except as provided in Section 2.7 hereof.

             The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Secured Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Secured Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

     SECTION 2.3  Registrar and Paying Agent.

             The Issuer shall maintain (i) an office or agency where Secured Notes may be presented for registration of transfer or for exchange ("Registrar"), (ii) an office or agency where Secured Notes may be presented for payment ("Paying Agent"), and (iii) and an office or agency where notices or demands to or upon the Issuer and the Guarantor in respect of the Secured Notes and this Indenture may be served. The Registrar shall keep a register of the Secured Notes and of their transfer and exchange (the "Securities Register"). The Issuer may appoint one or more co-registrars and one or more additional paying agents except as otherwise provided in this Indenture. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as

Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

             The Issuer initially appoints The Depository Trust Issuer ("DTC") to act as Depositary with respect to the Global Secured Notes.

             The Issuer initially appoints the Trustee (at the Corporate Trust Office of the Trustee) to act as the Registrar and Paying Agent and to act as Secured Note Custodian with respect to the Global Notes.

         SECTION 2.4 Paying Agent to Hold Money in Trust.

             The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on, interest on, and Special Interest and Additional Amounts, if any, on, the Secured Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer, the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Secured Notes.

         SECTION 2.5 Holder Lists.

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Secured Notes, and the Issuer shall otherwise comply with TIA Section 312(a).

         SECTION 2.6 Transfer and Exchange.

         (a) Transfer and Exchange of Global Secured Notes. The transfer and exchange of beneficial interests in Global Secured Notes shall be effected through the Depositary, in accordance with this Indenture and the Applicable Procedures, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in subsection (e) of this Section 2.6 and in the legend in subsection (f) of this Section 2.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

         (i) U.S. Global Note to Regulation S Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Secured Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note of the same series. If, at any time after the expiration of the 40-day restricted period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Secured Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note of the same series, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note of the same series as provided in this Section 2.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note of the same series in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable Regulation S Global Note by the principal amount at Maturity of the beneficial interest in the U.S. Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at Maturity of the U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

         (ii) Regulation S Global Note to U.S. Global Note. Prior to the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary (or the Secured Note Custodian) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in a U.S. Global Note of the same series. If, at any time, after the expiration of the 40-day restricted period, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Secured Note Custodian wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note of the same series, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note of the same series as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depositary, directing the

    Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Note of the same series equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the Participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and that a certificate in the form of Exhibit C attached hereto is attached thereto, together with, if the Issuer should so request or if the transfer is in respect of an aggregate principal amount of Secured Notes less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Issuer and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at Maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at Maturity of the applicable U.S. Global Note by the principal amount at Maturity of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such redemption, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Note equal to the reduction in the aggregate principal amount at Maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

         (iii) U.S. Global Notes to Institutional Accredited Investor. If, at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary (or the Secured Note Custodian) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is an Institutional Accredited Investor, such owner shall, subject to the Applicable Procedures and the other provisions of this Section 2.6, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note of the same series as provided in this Section 2.6(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the U.S.

    Global Note of the same series in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depositary to be credited with such increase, and (3) a certificate in the form of Exhibit C hereto given by the proposed transferee, and, if the Issuer should so request, an Opinion of Counsel provided by the transferor or the transferee (a copy of which the Transferor attaches to such certificate), in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depositary to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the U.S. Global Note equal to the aggregate principal amount being transferred, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being exchanged or transferred.

    (b) Transfer and Exchange of Certificated Secured Notes. When Certificated Secured Notes are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Secured Notes or to exchange such Certificated Secured Notes of the same series for an equal principal amount of Certificated Secured Notes of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Secured Notes are presented or surrendered for registration of transfer or exchange, are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and contains a signature guarantee, duly authorized in writing and the Registrar received the following documentation (all of which may be submitted by facsimile):

         in the case of Certificated Secured Notes that are Transfer Restricted Secured Notes, such request shall be accompanied by the following additional information and documents, as applicable:

             (1) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Note is being transferred to the Issuer, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

             (2) if such Transfer Restricted Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

             (3) if such Transfer Restricted Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee in form reasonably acceptable to the Issuer and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

    (c) Transfer of a Beneficial Interests in Global Notes for Certificated Secured Notes.

         (i) The Global Notes that are Transfer Restricted Notes or the Exchange Global Notes, as the case may be, shall be exchanged by the Issuer for one or more Certificated Secured Notes of the same series representing Initial Secured Notes or Exchange Secured Notes, as the case may be, if (x) the Depositary (i) has notified the Issuer that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not able to be appointed by the Issuer within 90 calendar days or (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Issuer within 90 calendar days or (iii) the Issuer, at its option, delivers a notice in the form of an Officers' Certificate that it elects to cause the issuance of Certificated Secured Notes of the same series. If an Event of Default occurs and is continuing, the Issuer shall, at the request of the Holder thereof, exchange all or part of a Global Note that is a Transfer Restricted Note or an Exchange Global Note, as the case may be, for one or more Certificated Secured Notes of the same series representing Initial Secured Notes or Exchange Secured Notes, as the case may be; provided that the principal amount of each of such Certificated Secured Notes, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Secured Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Secured Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.1 hereof. All Certificated Secured Notes or Exchange Secured Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Certificated Secured Notes issued pursuant to this Section 2.6(c)(i) shall include the Private Placement Legend, except as otherwise provided for by this Section 2.6. Interests in a Global Note may not be exchanged for Certificated Secured Notes other than as provided in this Section 2.6. If a beneficial interest in a Transfer Restricted Note is being transferred, the following additional documents and information must be submitted (including by facsimile):

             (1) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

             (2) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the

         Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

             (3) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Issuer and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Secured Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Secured Note Custodian, cause the aggregate principal amount of U.S. Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Issuer shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Secured Note of the same series in the appropriate principal amount.

         (ii) Certificated Secured Notes issued in exchange for a beneficial interest in a U.S. Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Secured Notes to the Persons in whose names such Secured Notes are so registered. Following any such issuance of Certificated Secured Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

    (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsections (e) and (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Secured Notes represented hereby shall be required to be reflected in book entry form. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

    (e) Continuous Restrictions on Transfer and Exchange of Secured Notes. Notwithstanding any other provision of this Indenture, the Secured Notes may not at any time, including after consummation of the Exchange Offer, be transferred to, or held by Persons other than QIBs, Institutional Accredited Investors or a Person involved in the organization or operation of the Company or an affiliate (as defined in Rule 465 under the Securities Act) of the Company. Any Holder or beneficial owner of a Secured

Note shall, by acceptance of such Secured Note, agree that such Holder or owner will deliver to each Person to whom a Secured Note or an interest therein is transferred a notice provided for in the legend specified in subsection (f) of this Section 2.6. No Secured Note may be transferred by the Trustee or the Registrar in violation of the foregoing.

    (f) Legends.

        (i) Except as permitted by the following paragraphs (iii), (iv) and
    (v), each Secured Note certificate evidencing Global Notes and Certificated Secured Notes (and all Secured Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

        THIS SECURED NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

        (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
        (2), (3) OR (7) UNDER REGULATION D UNDER THE SECURITIES ACT (AN "IAI"));

        (2) AGREES THAT IT WILL NOT RESELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (D) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE COMPANY OR AN AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY AND, AND IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

        (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

        THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

        (ii) After the registration of the Exchange Secured Notes under the Securities Act, the Secured Exchange Notes when issued, will bear a legend to the following effect unless otherwise agreed by Finco and the holder thereof.

             THE HOLDER:

             (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
        (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") OR (C) IT IS A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE COMPANY OR AN AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY.

             (2) AGREES THAT IT WILL NOT RESELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT TO (A) A QIB, (B) AN IAI, OR (C) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE COMPANY OR AN AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY, AND

             (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

             (4) THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING. THE INDENTURE ALSO CONTAINS A PROVISION REQUIRING FINCO AND THE COMPANY TO EXERCISE REASONABLE CARE TO ENSURE THAT THE SECURED NOTES ARE RESOLD OR OTHERWISE TRANSFERRED ONLY TO PURCHASERS MEETING THE REQUIREMENTS SPECIFIED IN CLAUSE (2) ABOVE.

        (iii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to a effective registration statement under the Securities Act:

             (1) in the case of any Transfer Restricted Note that is a Certificated Secured Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Certificated Secured Note of the same series that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

             (2) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Certificated Secured Note of the same series that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

         (iv) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Issuer and the Registrar in form and substance reasonably acceptable to the Issuer and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

              (1) in the case of any Transfer Restricted Note that is a Certificated Secured Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Certificated Secured Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

              (2) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(a) and (b) hereof.

         (v) By its acceptance of any Initial Secured Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Secured Note acknowledges the restrictions on transfer of such Initial Secured Note set forth in the Private Placement Legend and the legend specified in paragraph (ii) above and under the heading "Notice to Investors in the Secured Notes" in the Offering Memorandum and agrees that it will transfer such Initial Secured Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum.

         (vi) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Global Notes in aggregate principal amount equal to the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) broker-dealers,
         (y) Persons participating in the distribution of the Exchange Secured Notes or (z) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Issuer and accepted for exchange in the Exchange Offer and (ii) Certificated Secured Notes that do not bear the Private Placement Legend but continue to bear the legend specified in clause (ii) of this Section 2.6(f) in an aggregate principal amount equal to the principal amount of the Certificated Secured Notes that are Transfer Restricted Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Secured Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes of a series to be reduced accordingly and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Secured Notes so accepted Certificated Secured Notes of such series in the appropriate principal amount.

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes of a series have been exchanged for Certificated Secured Notes, redeemed, repurchased or cancelled, all Global Notes of such series shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Secured Notes, redeemed, repurchased or cancelled, the principal amount of Secured Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Secured Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (h)     General Provisions Relating to Transfers and Exchanges.

                 (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Secured Notes of each series at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.10, 4.8, and 10.6 hereto).

                 (iii) All Global Notes and Certificated Secured Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Secured Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Secured Notes surrendered upon such registration of transfer or exchange.

                 (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Secured Notes during a period beginning at the opening of fifteen (15)

         Business Days before the day of any selection of Secured Notes for redemption under Article III hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Secured Note being redeemed in part, or (C) to register the transfer of or to exchange a Secured Note between a Record Date and the next succeeding Interest Payment Date.

                 (v) Prior to due presentment for the registration of a transfer of any Secured Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Secured Note is registered as the absolute owner of such Secured Note for the purpose of receiving payment of principal of and interest on such Secured Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

                 (vi) The Trustee shall authenticate Global Notes and Certificated Secured Notes in accordance with the provisions of
         Section 2.2 hereof.

Notwithstanding anything herein to the contrary, as to any certifications or certificates delivered to the Trustee or Registrar pursuant to this Section 2.6, the Trustee's or the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B-1 through B-4 and C attached hereto. The Trustee or Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

         SECTION 2.7      Replacement of Secured Notes.

                 If any mutilated Secured Note is surrendered to the Trustee or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Secured Note, the Issuer shall issue, and the Trustee, upon the receipt of a Company Order, shall authenticate, a replacement Secured Note of the same series if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, each Guarantor, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Secured
Note is replaced. The Issuer may charge for its expenses in replacing a Secured Note.

                 Every replacement Secured Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Secured Notes of the same series duly issued hereunder. The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Secured Notes.

         SECTION 2.8      Outstanding Secured Notes.

                 The Secured Notes of a series outstanding at any time are all the Secured Notes of such series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Secured Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Secured Note.

                 If a Secured Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Secured Note is held by a bona fide purchaser.

                 If the principal amount of any Secured Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest (including Special Interest and Additional Amounts, if any) on it ceases to accrue.

                 If the Paying Agent (other than the Issuer, the Company, a Subsidiary, Guarantor, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or Maturity, money sufficient to pay Secured Notes payable on that date, then on and after that date such Secured Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Special Interest and Additional Amounts, if any).

         SECTION 2.9      Treasury Secured Notes.

                 In determining whether the Holders of the required principal amount of Secured Notes have concurred in any direction, waiver or consent, Secured Notes owned by the Issuer, the Company, a Subsidiary, any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Company or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Secured Notes that a Responsible Officer knows are so owned shall be so disregarded.

         SECTION 2.10     Temporary Secured Notes.

                 Until definitive Secured Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Secured Notes upon a Issuer Order. Temporary Secured Notes shall be substantially in the form of definitive Secured Notes but may have variations that the Issuer considers appropriate for temporary Secured Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Secured Notes in exchange for temporary Secured Notes.

                 Holders of temporary Secured Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11     Cancellation.

                 The Issuer at any time may deliver Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Secured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall upon the written request of the Issuer, return such cancelled Secured Notes to the Issuer. The Issuer may not issue new Secured Notes to replace Secured Notes that it has paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.12     Payment of Interest; Interest Rights Preserved.

                 Interest (including Additional Amounts, if any, and Special Interest, if any) on any Secured Note which is payable, and is punctually paid or duly provided for, on any March 15 or September 15 (an "Interest Payment Date"), commencing on September 15, 1999, shall be paid to the Person in whose name such Secured Note is registered at the close of business on the Record Date for such interest payment, which shall be the March 1 or September 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

                 Any interest on any Secured Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Issuer, at its election, as provided in clause (a) or (b) below:

         (a) The Issuer may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Secured Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Secured Notes and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including Additional Amounts, if any, and Special Interest, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Securities Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Secured Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Issuer may make payment of any Defaulted Interest (including Additional Amounts, if any, and Special Interest, if any), and any interest payable on such Defaulted Interest, on the Secured Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Secured Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 2.12, each Secured Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Secured Note, shall carry the rights to interest (Additional Amounts, if any, and Special Interest, if any) accrued and unpaid, and to accrue, which were carried by such other Secured Note.

         SECTION 2.13     Computation of Interest.

                 Interest on the Secured Notes shall be computed on the basis of a 360-day year comprised of twelve 30- day months.

         SECTION 2.14     CUSIP Number.

                 The Issuer in issuing the Secured Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Secured Notes and that reliance may be placed only on the other identification numbers printed on the Secured Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP number.

                                  ARTICLE III

                           REDEMPTION AND PREPAYMENT

         SECTION 3.1      Notices to Trustee.

                 If the Issuer elects to redeem Secured Notes of a series pursuant to the optional redemption provisions of Section 3.7 hereof and of the Secured Notes of such series, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Secured Notes to be redeemed and
(iv) the Redemption Price.

         SECTION 3.2      Selection of Secured Notes to be Redeemed.

                 In the case of any partial redemption provided for in Section
3.7 hereof, selection of the Secured Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Secured Note of $1,000 in then outstanding principal amount or less shall be redeemed in part. If any Secured Note is to be redeemed in part only, the notice of redemption relating to such Secured Note shall state the portion of the principal amount thereof to be redeemed. A new Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Secured Note. Partial Redemptions provided for in Section 3.8 and Section 3.9 hereof will be applied to all

Secured Notes on a pro rata basis, although no Secured Note of $1000 in then outstanding principal amount shall be redeemed in part.

                 The Trustee shall promptly notify the Issuer in writing of the Secured Notes selected for redemption and, in the case of any Secured Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Secured Notes and portions of Secured Notes selected shall be in amounts of $1,000 or integral multiples of $1,000, except that if all of the Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Secured Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Secured Notes called for redemption also apply to portions of Secured Notes called for redemption.

         SECTION 3.3      Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Secured Notes are to be redeemed at its registered address as it appears in the Securities Register.

                 The notice shall identify the Secured Notes to be redeemed including CUSIP number and shall state:

         (a)     the Redemption Date;

         (b) the Redemption Price and the method of calculating such Redemption Price pursuant to this Indenture;

         (c) if any Secured Note is being redeemed in part, the portion of the principal amount of such Secured Note to be redeemed and that, after the Redemption Date upon surrender of such Secured Note, a new Secured Note or Secured Notes of the same series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Secured Note;

         (d)     the name and address of the Paying Agent;

         (e)     that Secured Notes called for redemption (other than a Global
Note) must be surrendered to the Paying Agent to collect the Redemption Price;

         (f) that, unless the Issuer defaults in making such Redemption Payment, interest (Additional Amounts, if any, and Special Interest, if any) on Secured Notes (or portions thereof) called for redemption cease to accrue on and after the Redemption Date;

         (g) the paragraph of the Secured Notes and/or Section of this Indenture pursuant to which the Secured Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Secured Notes.

                 At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided, however, that the Issuer shall have delivered to the

Trustee, at least 45 days prior to the Redemption Date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         SECTION 3.4      Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section
3.3 hereof, Secured Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price including interest and Special Interest, if any, accrued and unpaid on the Redemption Date. Upon surrender to the Paying Agent, such Secured Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. A notice of redemption may not be conditional.

         SECTION 3.5      Deposit of Redemption Price.

                 On or prior to the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on (and Special Interest, if any, and Additional Amounts, if any on) all Secured Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued interest (including Special Interest, if any) on, all Secured Notes to be redeemed.

                 If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest (and Special Interest, if any, and Additional Amounts, if any) shall cease to accrue on the Secured Notes or the portions of Secured Notes called for redemption. If a Secured Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Special Interest, if any) shall be paid to the Person in whose name such Secured Note was registered at the close of business on such Record Date. If any Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest (and Special Interest, if any, and Additional Amounts, if any) shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Secured Notes and in Section 4.1 hereof.

         SECTION 3.6      Secured Notes Redeemed in Part.

                 Upon surrender of a Secured Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Secured Note of the same series equal in principal amount to the unredeemed portion of the Secured Note surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Note.

         SECTION 3.7      Optional Redemptions.

         (a) 10-Year Secured Notes. On or after March 15, 2004, the 10-Year Secured Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                                                              Redemption
                 Period                                                          Price
                 ------                                                     --------------
                 2004 . . . . . . . . . . . . . . . . . . . . . . . . . . .   105.6875%
                 2005 . . . . . . . . . . . . . . . . . . . . . . . . . . .   103.7917%
                 2006 . . . . . . . . . . . . . . . . . . . . . . . . . . .   101.8958%
                                                                              --------
                 2007 and thereafter  . . . . . . . . . . . . . . . . . . .   100.0000%

                 Any prepayments by the Company on the Issuer Loans required to be made to provide funds for the Issuer to make this redemption shall be made on the 10-Year Tranche (as defined in the applicable Issuer Loan Agreement) of each Issuer Loan on a pro rata basis.

         (b) 7-Year Secured Notes. The 7-Year Secured Notes will be redeemable, at the Issuer's option, at any time in whole or from time to time in part upon not less than 30 and not more than 60 days' prior notice mailed by first class mail to each Holder's registered address appearing in the Securities Register on any date prior to Maturity at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the Make-Whole Premium applicable to the 7-Year Secured Notes. In no event will the Redemption Price ever be less than 100% of the principal amount of the 7-Year Secured Notes plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date.

                 The amount of the Make-Whole Premium with respect to any 7-Year Secured Notes (or portion thereof) to be redeemed will be equal to the excess, if any, of:

                 (i) the sum of the present values, calculated as of the redemption date, of:

                          (1) each interest payment that, but for such redemption, would have been payable on the 7- Year Secured Notes (or portion thereof) of such series being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption Date); and

                          (2) the principal amount that, but for such redemption, would have been payable at the final maturity of the 7-Year Secured Notes (or portion thereof) of such series being redeemed, over

                 (ii) the principal amount of the 7-Year Secured Notes (or portion thereof) of such series being redeemed.

                 The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield (as defined below) plus 50 basis points.

                 The Make-Whole Premium will be calculated by the Independent Investment Banker. For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the 7-Year Secured Notes, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

                 The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200 of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in comparable the
H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

                 Any prepayments by the Company on the Issuer Loans required to be made to provide funds for the Issuer to make the redemption shall be made on the 7-Year Tranche (as defined in the applicable Issuer Loan Agreement) of each Issuer Loan on a pro rata basis.

         (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.





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



         SECTION 3.8      Redemption Upon Loss of a Mortgaged Rig.

                 If an Event of Loss occurs at any time with respect to a Mortgaged Rig (the Mortgaged Rig suffering such Event of Loss being the "Lost Mortgaged Rig"), the Company shall apply the Event of Loss Proceeds in respect thereof in an amount (the "Loss Redemption Amount") equal to the principal amount of the applicable Issuer Loan secured by the Lost Mortgaged Rig outstanding on the date (the "Loss Date") on which such Event of Loss was deemed to have occurred, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon to the prepayment of such Issuer Loan; if a Default shall have occurred and be continuing at the time of receipt of the Event of Loss Proceeds with respect to such Event of Loss, the Company will also be required to prepay all Issuer Loans on a pro rata basis in an aggregate amount equal to the excess of the Net Event of Loss Proceeds over the Loss Redemption Amount, if any, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon. Such payments on the Issuer Loan or Loans shall be made directly to the Trustee for deposit into the Issuer Escrow Account. Such funds shall constitute part of the Collateral pending application in accordance with the next paragraph.

                 Upon the earlier to occur of (A) 30 days after the receipt of such Event of Loss Proceeds by the Company (the "Loss Proceeds Receipt Date") and (B) 180 days after the Loss Date, the Issuer shall redeem Secured Notes of both series, in whole or in part on a pro rata basis, at a Redemption Price equal to 100% of their principal amount, plus accrued and unpaid interest (including Additional Amounts and Special Interest, if any) to the Redemption Date, in an aggregate principal amount equal to the Loss Redemption Amount or the Net Event of Loss Proceeds, as the case may be. The Issuer and the Company shall treat as Loss Excess Proceeds the amount equal to (i) the excess of the Net Event of Loss Proceeds from such Event of Loss over the funds applied pursuant to the preceding sentence, less (ii) the amount of such excess Net Event of Loss Proceeds (A) used to repay Senior Indebtedness of the Company or secured Senior Indebtedness of a Subsidiary Guarantor then owning a Mortgaged Rig, in each case, with a permanent reduction of availability in the case of revolving credit borrowings and owing to a Person other than the Company or any of its Subsidiaries, or (B) invested in Additional Assets (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution).

         SECTION 3.9      Redemption Upon Sale of a Mortgaged Rig.

                 If a Mortgaged Rig or the Capital Stock of Subsidiary Guarantor then owning a Mortgaged Rig is sold in compliance with the terms of this Indenture (the Mortgaged Rig so sold or owned by the Subsidiary Guarantor whose Capital Stock is so sold being the "Sold Mortgaged Rig"), the Company shall apply funds in an amount (the "Sale Redemption Amount") equal to the principal amount of the Issuer Loan secured by such Sold Mortgaged Rig on the date of such sale (the "Sale Date"), together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, plus any additional amounts required by the Issuer to redeem the Secured Notes to the extent required by the next paragraph, to the repayment of such Issuer Loan. If a Default shall have occurred and be continuing at the time of receipt of the cash consideration with respect to such Sold Mortgaged Rig, the Company will also be required to prepay other Issuer Loans on a pro rata basis in an aggregate amount equal to the excess of such Net Available Cash attributable to such Sold Mortgaged Rig over such Sale Redemption Amount. Such payments on the Issuer Loan or Loans shall be allocated between the 7-Year Tranche and the 10-Year Tranche of each such Issuer Loan on a pro rata basis and shall be made directly to the Trustee for deposit into the Issuer Escrow Account. Such funds shall constitute part of the Collateral pending application in accordance with the next paragraph.

                 Upon the earlier to occur of (A) 30 days after the receipt of such Net Available Cash (the "Sale Proceeds Receipt Date") and (B) 60 days after the Sale Date, the Issuer shall redeem Secured Notes of both series, in whole or in part on a pro rata basis, in an aggregate principal amount equal to the Sale Redemption Amount or the Net Available Cash, as the case may be, at a Redemption Price equal to:

         (x) In respect to the 10-year Secured Notes (i) if such redemption is before March 15, 2004, the sum of the remaining scheduled payments of interest, through March 15, 2004 (including Additional Amounts and Special Interest, if any) and the Redemption Price as of March 15, 2004 as set forth in Section 3.7(a) as discounted to their present values to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the Secured Notes to the date of redemption or (ii) if such redemption is on or after March 15, 2004, the redemption price then applicable as described in Section 3.7(a), or

         (y) In respect of the 7-Year Secured Notes, the sum of the remaining scheduled payments of principal and interest (including Additional Amounts and Special Interest, if any) thereon, as discounted to their present values to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points,

         (z) in each case plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) on the Secured Notes to the Redemption Date.


The excess of the Net Available Cash from the sale of a Mortgaged Rig over the funds applied as payment of Issuer Loans shall be treated in the manner provided in the last sentence of Section 4.15(b).

                 For purposes of this Section 3.9, the following definitions apply:

                 "Treasury Rate" is defined to mean, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                 "Comparable Treasury Issue" is defined to mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the weighted average maturity of the remaining term of the Secured Notes outstanding that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such weighted average maturity of such Secured Notes. "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Issuer and the Company.

                 "Comparable Treasury Price" is defined to mean, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date. The "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

                 "Reference Treasury Dealer" is defined to mean each of Donaldson, Lufkin & Jenrette Securities Corporation and its successors; provided, however, that if Donaldson, Lufkin & Jenrette Securities Corporation shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

         SECTION 3.10     Excess Proceeds Offer.

         (a) If, as of the first day of any calendar month, the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds exceeds 10% of consolidated total assets of the Company, and if the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds in excess of 10% of consolidated total assets that has not theretofore been subject to an Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), totals at least $10,000,000, the Issuer must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders pursuant to and subject to the conditions contained in this Indenture, Secured Notes at a purchase price equal to 100% of their principal amount, plus any accrued interest (including Additional Amounts and Special Interest, if any) to the date of purchase. The New Senior Note Indenture requires that the Company must, not later than the fifteenth Business Day of such month, also make an offer to purchase new Senior Notes at a purchase price equal to 100% of their principal amount, plus any accrued interest (including "Special Interest" (as defined in the New Senior Note Indenture), if any) to the date of purchase. The total amount of the Secured Notes that are required to be purchased by the Issuer and of New Senior Notes that are required to be purchased by the Company shall equal the Excess Proceeds Offer Amount (an "Excess Proceeds Payment"). The Company will prepay the appropriate tranches of the Issuer Loans on a pro rata basis, or make loans constituting Subordinated Obligations to the Issuer, to permit the Issuer to purchase any Secured Notes validly tendered pursuant to an Excess Proceeds Offer. Any amounts remaining after all Secured Notes and all New Senior Notes validly tendered are purchased shall no longer constitute Sale Excess Proceeds or Loss Excess Proceeds.

         (b) The Excess Proceeds Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Excess Proceeds Offer Period"). On the Business Day following the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Purchase Date"), the Issuer will purchase the principal amount of Secured Notes required to be purchased pursuant to this Section 3.10 (i.e., the portion of the Excess Proceeds Offer Amount allocable to the Secured Notes) or, if less than the portion of Excess Proceeds Offer Amount allocable to the





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



Secured Notes has been so validly tendered and not properly withdrawn, all Secured Notes validly tendered and not properly withdrawn in response to the Excess Proceeds Offer. Payment for any Secured Notes so purchased will be made in the same manner as interest payments are made on the Secured Notes. If the Excess Proceeds Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, and Additional Amounts, if any, shall be paid to the Person in whose name a Secured Note is registered at the close of business on such Record Date, and no additional interest (or Special Interest (to the extent involving interest that is due and payable on such Interest Payment Date), if any) shall be payable to Holders who tender Secured Notes pursuant to the Excess Proceeds Offer.

         (c) Upon the commencement of an Excess Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Secured Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                 (i) that the Excess Proceeds Offer is being made pursuant to this Section 3.10 and the Excess Proceeds Offer Period during which the Excess Proceeds Offer shall remain open;

                 (ii) the Excess Proceeds Offer Amount, the Excess Proceeds Offer Purchase Price and the Excess Proceeds Purchase Date;

                 (iii) that any Secured Notes which are not validly tendered or are not otherwise accepted for payment shall continue to accrue interest and Additional Amounts and Special Interest, if applicable;

                 (iv) that, unless the Company defaults in making such payment, any Secured Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest and Additional Amounts and Special Interest, if applicable, after the Excess Proceeds Purchase Date;

                 (v) that any Holder electing to have a Secured Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Secured Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Secured Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least (1) one Business Day before the Excess Proceeds Purchase Date;

                 (vi) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, no later than the expiration of the Excess Proceeds Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Secured Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Secured Note purchased;

                 (vii) that, if the aggregate principal amount of Secured Notes surrendered by Holders exceeds the portion of the Excess Proceeds Offer Amount allocable to the Secured Notes, the Trustee shall select the Secured Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Secured Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                 (viii) that Holders whose Secured Notes were purchased only in part shall be issued new Secured Notes equal in principal amount to the unpurchased portion of the Secured Notes surrendered (or transferred by book-entry transfer).

         (d) On or before the Excess Proceeds Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Secured Notes or portions thereof in an aggregate amount equal to the portion of the Excess Proceeds Offer Amount allocable to Secured Notes so validly tendered and not properly withdrawn pursuant to the Excess Proceeds Offer, or if less than such portion of the Excess Proceeds Offer Amount allocable to Secured Notes has been so validly tendered and not properly withdrawn, all Secured Notes validly tendered and not properly withdrawn, (2) deposit by 12:00 noon New York City time, on such date with the Paying Agent an amount equal to such portion of the Excess Proceeds Offer Amount, plus accrued and unpaid interest, and Special Interest, if any, and Additional Amounts, if any, in respect of all Secured Notes, or portions thereof, so accepted and (3) shall deliver to the Trustee an Officers' Certificate stating that such Secured Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Excess Proceeds Purchase Date) mail or deliver to each tendering Holder an amount equal to the Excess Proceeds Purchase Price of the Secured Notes validly tendered and not properly withdrawn by such Holder and accepted by the Issuer for purchase. Upon surrender and cancellation of a Certificated Secured Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Secured Note a new Certificated Secured Note equal in principal amount to the unpurchased portion of such surrendered Certificated Secured Note; provided that each such new Certificated Secured Note shall be in a principal amount at Maturity of $1,000 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Excess Proceeds Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.6 hereof. Any Secured Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Purchase Date. For purposes of this Section 3.10, the Trustee shall act as the Paying Agent.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Secured Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions in this Indenture governing Excess Proceeds Offers, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

                                   ARTICLE IV

                                   COVENANTS

                 In the event that at any time (a) the ratings assigned to the Secured Notes by both of the Rating Agencies are Investment Grade Ratings and
(b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture described below under Section 4.9 and Section 4.11 (together, the "Suspended Covenants"). In the event that the Company is not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Secured Notes below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of
Section 4.11 as if such covenant had been in effect during the entire period of time from the date of this Indenture.



         SECTION 4.1      Payment of Secured Notes.

                 The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest (and Special Interest, if any, and Additional Amounts, if any) on, the Secured Notes on the dates and in the manner provided in the Secured Notes and in this Indenture. Principal, premium, if any, and interest (and Special Interest, if any, and Additional Amounts, if any) shall be considered paid on the date due if the Trustee or the Paying Agent, if other than the Issuer, the Company or a Subsidiary thereof, holds as of 11:00 noon, New York time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (and Special Interest, if any) then due. The Issuer shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Issuer will promptly notify the Trustee of a Registration Default (as defined in the Registration Rights Agreement) under the Registration Rights Agreement and any cure thereof.

                 The Issuer shall pay interest (including post-petition interest in any proceeding under any applicable Federal, state or foreign bankruptcy law) on Defaulted Interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

         SECTION 4.2      Maintenance of Office or Agency.

                 Each of the Issuer and the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and/or the Company in respect of the Secured Notes and this Indenture may be served. The Issuer and the Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer and/or the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Issuer may also from time to time designate one or more other offices or agencies where the Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer or the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section
2.3 hereof.

         SECTION 4.3      Corporate Existence.

                 Subject to the provisions of Article 5 hereof, each of the Issuer and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its respective corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of the Issuer, the Company or any such Subsidiary of the Company and (ii) the rights (charter and statutory), licenses and franchises of each of the Issuer, the Company and the Subsidiaries of the Company; provided, however, that the Issuer and the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Secured Notes.

         SECTION 4.4      Maintenance of Properties and Insurance.

         (a) The Company shall cause all material properties and assets owned by or leased by it or any of the Restricted Subsidiaries useful and necessary to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.4 shall prevent the Company or any of the Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties and assets, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary so concerned, or of an officer (or other agent employed by the Company or of the Subsidiary so concerned) of the Company or a Restricted Subsidiary having managerial responsibility for any such properties or assets, desirable in the conduct of the business of the

Company or such Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

         (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause the Restricted Subsidiaries, to the extent such Restricted Subsidiaries maintain operations, to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size.

         SECTION 4.5      Compliance With Laws.

                 The Issuer and the Company shall comply, and shall cause each of the Subsidiaries of the Company to comply, with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Issuer or the Company and the Restricted Subsidiaries taken as a whole.

         SECTION 4.6      Taxes and Other Claims.

                 The Issuer and the Company shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, (a) all material taxes, assessments, and governmental charges levied or imposed upon the Issuer, the Company or any of the Restricted Subsidiaries or upon the income, profits or property or assets of the Issuer, the Company or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property or assets of the Issuer, the Company or any of the Restricted Subsidiaries, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Secured Notes and for which adequate reserves in accordance with GAAP or other appropriate provisions have been made.

         SECTION 4.7      Stay, Extension and Usury Laws.

                 The Issuer, the Company and each of Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer, the Company and each of Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.8      Change of Control.

         (a) Upon the occurrence of any of the following events (each a "Change of Control"), the Issuer shall make an offer to repurchase all outstanding Secured Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Additional Amounts and Special Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest (including Special Interest, if any, and Additional Amounts, if any) due on the relevant Interest Payment Date).

                 (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of [the total voting power of the Voting Stock of] the Company;

                 (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66- 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and

                 (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company or the Company and its Restricted Subsidiaries taken as a whole to another Person and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

                 Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if (a) the ratings assigned to the Secured Notes by Moody's and S&P prior to the announcement are not downgraded or placed on a negative credit watch by either such rating agency as a result thereof and (b) no Default has occurred and is continuing.

         (b) The Change of Control Offer will remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the first Business Day after the termination of the Change of Control Offer Period (the "Change of Control Payment Date"), the Issuer will purchase all Secured Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Secured Notes so purchased will be made in the same manner as interest payments are made on the Secured Notes. If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest and Additional Amounts (to the extent involving interest that is due and payable on such Interest Payment Date), if any, shall be paid to the Person in whose name a Secured Note is registered at the close of business on such Record Date, and no additional interest (or Additional Amounts or Special Interest, if any) (to the extent involving interest that is due and payable on such Interest Payment Date)) shall be payable to Holders who validly tender Secured Notes pursuant to the Change of Control Offer.

         (c) Within 30 days following any Change of Control, the Issuer or the Trustee (at the expense of the Issuer) shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

                 (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein that each Holder has the right to require the Issuer to purchase such Holder's Secured Notes at the Change of Control Purchase Price, and that, although Holders are not required to tender their Secured Notes, all Secured Notes that are validly tendered shall be accepted for payment;

                 (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                 (iii) the Change of Control Purchase Price and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

                 (iv) that any Secured Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest and Special Interest and Additional Amounts, if applicable, after the Change of Control Payment Date;

                 (v) that any Secured Notes (or portions thereof) not validly tendered shall continue to accrue interest and Special Interest and Additional Amounts, if applicable;

                 (vi) that any Holder electing to have a Secured Note purchased pursuant to any Change of Control Offer shall be required to surrender the Secured Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Secured Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Purchase Date;

                 (vii) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Secured Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Secured Note purchased; and

                 (viii) the instructions and any other information necessary to enable Holders to tender their Secured Notes (or portions thereof) and have such Secured Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

         (d) The Company will also be required to prepay appropriate tranches of the Issuer Loans on a pro rata basis at a redemption price equal to 101% of the principal amount thereof being repaid, plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, in order to provide funds sufficient to permit the Issuer to purchase any Secured Notes validly tendered pursuant to the foregoing Change of Control Offer.

         (e) On or before the Change of Control Payment Date, the Issuer shall, to the extent lawful, (1) accept for payment all Secured Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit by 11:00 a.m., New York City time, on such date with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Secured Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Secured Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Secured Notes or portions thereof being purchased by the Issuer. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Payment Date) mail to each Holder of Secured Notes so validly tendered and not properly withdrawn the Change of Control Purchase Price for such Secured Notes.

         (f) Upon surrender and cancellation of a Certificated Secured Note that is purchased in part pursuant to the Change of Control Offer, the Issuer shall promptly issue and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Certificated Secured Note, a new Certificated Secured Note equal in principal amount to the unpurchased portion of such surrendered Certificated Secured Note; provided that each such new Certificated Secured Note shall be in a principal amount of $1,000 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in
Section 2.6 hereof. The Issuer shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this Section 4.8, the Trustee shall act as the Paying Agent.

         (g) The Issuer shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Secured Notes as a result of a Change of Control.





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




         SECTION 4.9      Limitations on Indebtedness.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if the Consolidated EBITDA Coverage Ratio at the date of such Incurrence and after giving effect thereto exceeds 2.25 to 1.0.

         (b) Notwithstanding paragraph (a), the following Indebtedness may be Incurred:

                          (1) Indebtedness of the Company pursuant to one or more Credit Facilities (and the guarantee of such Indebtedness by Restricted Subsidiaries); provided, however, that the aggregate amount of such Indebtedness outstanding at such time shall not exceed $350,000,000, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Indebtedness (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving credit facility) under such Credit Facilities as contemplated by Section 4.15;

                          (2) Indebtedness of the Company or a Restricted Subsidiary owed to and held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in such Restricted Subsidiary to whom Indebtedness is owed ceasing to be a Restricted Subsidiary or any transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

                          (3) The Guarantee, the Subsidiary Guarantees, if any, the Issuer Loans and Indebtedness incurred in exchange for, or the proceeds of which are used to Refinance any Indebtedness permitted by this clause (iii); provided, however, that (i) the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness so Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs) and (ii) the Indebtedness so Incurred (A) shall not mature prior to the Stated Maturity of the Indebtedness so Refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so Refinanced;

                          (4) Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness described in clause (1), (2) or (3) above) (x) outstanding on the Issue Date (including without limitation, the New Senior Notes and any subsidiary guarantee issued under the New Senior Note Indenture, the Company's 6 1/2% Senior Notes due 2003, the Company's 6 3/4% Senior Notes due 2005, the Company's 6.95% Senior Notes due 2008, the Company's 7 3/8% Senior Notes due 2018, the Company's 9 1/8% Senior Notes due 2003, the Company's 9 1/2% Senior Notes due 2008, and the 10 1/4% Senior Notes due 2003 of Cliffs Drilling Company) or Incurred pursuant to agreements as in effect on the Issue Date and

                 (y) Indebtedness Incurred in exchange for, or the proceeds of which are used to Refinance, any Indebtedness permitted by this clause (iv) or permitted by clause (a) above; provided, however, that (i) the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness Refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs); and (ii) the Indebtedness so Incurred (A) shall not mature prior to the Stated Maturity of the Indebtedness so Refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so Refinanced;

                          (5) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees in connection with any synthetic lease obligations of Persons Incurred to finance the construction or upgrade of the drillship Deepwater Frontier and the drillship Deepwater Pathfinder pursuant to agreements governing such obligations;

                          (6) Acquired Indebtedness of any Restricted Subsidiary in an aggregate amount not to exceed $300,000,000, provided that the Company on a pro forma basis could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

                          (7) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

                          (8) The Incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of any Unrestricted Subsidiary, subject to the definition of "Unrestricted Subsidiary," such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (8);

                          (9) Obligations of the Company or a Restricted Subsidiary under performance or surety bonds relating to building contracts for the construction of drilling rigs, drillships or similar vessels or contracts for the installation of related equipment;

                          (10)    Hedging Obligations; and

                          (11) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of the Company then outstanding (other than Indebtedness permitted by clauses (1) through (10) of this paragraph (b) or paragraph (a)) does not exceed $50,000,000.

         (c) Notwithstanding paragraphs (a) and (b), the Company shall not issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem,





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



defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Guarantee and Issuer Loans to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         SECTION 4.10     Limitation on Liens.

                 The Company will not, and will not permit any Restricted Subsidiary of the Company to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Secured Notes then or thereafter outstanding and/or the Guarantee will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured.

                 The foregoing restriction does not, however, apply to:

                          (1) Liens securing the Secured Notes, the Guarantee and the Issuer Loans;

                          (2) Liens existing on the date on which the Secured Notes are originally issued or provided for under the terms of agreements existing on such date;

                          (3) Liens on property securing (a) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (b) Indebtedness incurred by the Company or any Restricted Subsidiary of the Company prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation thereof, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

                          (4) Liens securing Indebtedness owed by a Restricted Subsidiary of the Company or to any other Restricted Subsidiary of the Company;

                          (5) Liens on property existing at the time of acquisition of such property by the Company or any of its Restricted Subsidiary or Liens on the property of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company and, in any case, not incurred as a result of (or in connection with or in anticipation of) the acquisition of such property or such Person becoming a Restricted Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property encumbered at the time such property is acquired by the Company or any of its Restricted Subsidiaries or such Person becomes a Restricted Subsidiaries of the Company and, in any case, do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

                          (6)     Liens on any property securing (a)
                 Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (b) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

                          (7) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clause (1), (2), (3), (5) or (6) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement; or

                          (8) Liens (exclusive of any Lien of any type otherwise permitted under clauses (1) through (7) above) securing Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 4.12 (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses
                 (1) through (7) above), does not at the time such Indebtedness is incurred exceed 15% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Restricted Subsidiaries).

         SECTION 4.11     Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

                 (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock, except:

                          (A) dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock;





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                          (B)     dividends or distributions payable to the
                 Company or a Restricted Subsidiary; and

                          (C) pro rata dividends or distributions on the Capital Stock of a Restricted Subsidiary held by minority stockholders (including, without limitation, minority stockholders of Arcade Drilling AS, a Norwegian corporation);

                 (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, or any Restricted Subsidiary (except Capital Stock held by the Company or a Restricted Subsidiary);

                 (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

                 (iv) make any Investment other than a Permitted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                          (1)     a Default shall have occurred and be
                                  continuing (or would result therefrom); or

                          (2) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a) after giving pro forma effect to such Restricted Payment; or

                          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                                  (A)      50% of the Consolidated Net Income
                          accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Secured Notes were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                                  (B)      100% of the aggregate net proceeds
                          (including the fair market value of non- cash proceeds, which shall be determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or similar trust);

                                  (C)      the amount by which Indebtedness of
                          the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Incurrence of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                                  (D) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Restricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Restricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Issue Date; and

                                  (E)      $20 million.

         (b)     The provisions of Section (a) shall not prohibit:

                 (i) Any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan); provided, however, that (i) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(B) and (3)(C) of Section (a);

                 (ii) Any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be issued pursuant to the provision of
         Section 4.09 hereof above; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                 (iii) Dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments

         (unless already included in determining the amount of Restricted Payments previously made upon the declaration of such dividend); and

                 (iv) If the Company issues Preferred Stock which is Non-Convertible Capital Stock and receives at least $100,000,000 million of net proceeds therefrom, dividends on such Preferred Stock in an aggregate amount not to exceed $30,000,000 million, provided that such dividends constitute Restricted Payments for purposes of calculating the amount of Restricted Payments made pursuant to Section 4.11(a)(iii) above.

         SECTION 4.12     Limitation on Sale/Leaseback Transactions.

                 The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary) unless:

         (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section
4.10 above without equally and ratably securing the Secured Notes and/or the Guarantee pursuant to such Section;

         (b) after the Issue Date and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and its Restricted Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

         (c) the Company during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of Issuer Loans and Secured Notes or any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Issuer Loans and Secured Notes and Pari Passu Indebtedness voluntarily defeased or retired by the Issuer and the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary during such period.

         SECTION 4.13     SEC Reports.

                 Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with





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the SEC and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

                 In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such filing). In addition, the Issuer and the Company shall furnish to the Noteholders and to prospective investors, upon the requests of such Noteholders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Secured Notes are not freely transferable under the Securities Act.

         SECTION 4.14 Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                 The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions, in cash or otherwise, on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

                 (i) any encumbrance or restriction pursuant to an agreement in effect or entered into on the Issue Date;

                 (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Acquired Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or other Incurred in anticipation of such acquisition) and outstanding on such date;

                 (iii) any encumbrance or restriction relating to any assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the assets so acquired and is not or was not created in anticipation of such acquisition;

                 (iv) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i), (ii) or
         (iii) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are in the aggregate no less favorable to the Holders of Secured Notes than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;





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



                 (v) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or in license agreements to the extent such provisions restrict the assignment of such agreement and any rights granted or property leased thereunder;

                 (vi) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                 (vii) any temporary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

                 Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from entering into any agreement permitting the incurrence of Liens otherwise permitted by Section 4.10 hereof.

         SECTION 4.15     Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any Subsidiary Guarantor to, sell, assign, convey, transfer or otherwise dispose of a Mortgaged Rig or any other portion of the Collateral (other than an Incidental Asset or Temporary Cash Investments in the Issuer Escrow Account or the Company Escrow Account and other than a transfer of a Mortgaged Rig to a Wholly-Owned Restricted Subsidiary that becomes a Subsidiary Guarantor); provided, however, that the Company or a Subsidiary Guarantor may sell a Mortgaged Rig or the Company may sell all the Capital Stock of a Subsidiary Guarantor owning a Mortgaged Rig (any such asset proposed to be sold is referred to herein as a "Mortgaged Rig Asset") if such sale of a Mortgaged Rig Asset shall be made in compliance with each of the following conditions:

                 (i)      no Default shall have occurred and be continuing;

                 (ii) the sale shall be effected in a commercially reasonable manner as determined by the Board of Directors and evidenced by a Board Resolution;

                 (iii) at least 75% of the consideration received shall be in the form of cash or Temporary Cash Equivalents, provided that Net Available Cash shall not be less than an amount equal to the Sale Redemption Amount for the Issuer Loan secured by a Lien on such Mortgaged Rig Asset;

                 (iv) funds in an amount equal to the Sale Redemption Amount (or if required by the provisions of Section 3.9, the Net Available Cash of such sale) shall be applied as repayments on the appropriate Issuer Loan or Loans and paid in full directly to the Trustee for deposit in the Escrow Account and shall be received by the Trustee free of any Lien (other than the Lien of this Indenture and the Security Agreements); and

                 (v) the Company shall have complied with the other provisions of this Indenture applicable to such sale.

         (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by Section 4.15(a) unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), and (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale at the time of such disposition shall be in the form of cash or Temporary Cash Equivalents (or the assumption of indebtedness and liabilities of the Company or such Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability thereon) or notes or marketable securities that are converted into cash or Temporary Cash Equivalents within 180 days after the date of such Asset Sale; provided that any Asset Sale of shares of Capital Stock of Devco or of assets owned by Devco not constituting a Mortgaged Rig shall not have to comply with the provisions of this clause (ii). If the Company or a Restricted Subsidiary engages in an Asset Sale in compliance with the previous sentence, then the Company shall or shall cause a Restricted Subsidiary to apply an amount equal to such excess Net Available Cash within 360 days of the Asset Sale either (i) to repay Senior Indebtedness of the Company or of a Restricted Subsidiary (other than in each case Indebtedness owed to an Affiliate of the Company), (ii) to invest in Additional Assets or
(iii) treat (no later than the end of such 360-day period) such excess Net Available Cash (to the extent not applied pursuant to clauses (i) or (ii) above) as Sale Excess Proceeds.

         SECTION 4.16     Limitation on Asset Swaps.

                 The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

                 (i) at the time of entering into the agreement with respect thereto and immediately after giving effect to the proposed Asset Swap, no Default shall have occurred and be continuing;

                 (ii) the aggregate fair market values of the Additional Assets and other consideration to be received by the Company or the applicable Restricted Subsidiary is, at the time the Asset Swap is agreed to, substantially equal to the aggregate fair market of the property being disposed of by the Company or the applicable Restricted Subsidiary (to be determined in good faith by the Board of Directors of the Company and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Trustee); and

                 (iii) the cash payments, if any, received by the Company or such Restricted Subsidiary in connection with such Asset Swap are treated as Net Available Cash received from an Asset Sale.





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



         SECTION 4.17     Limitation on Affiliate Transactions.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $500,000, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors of the Company having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $10,000,000, have been determined by an investment banking firm of national reputation or, in the case of the sale or transfer of assets subject to valuation, an appropriate independent qualified appraiser of national reputation, given the size and nature of the transaction, to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under Section 4.11 hereof, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements of the Company, stock options, stock ownership and other employee benefit plans approved by the Board of Directors of the Company, (iii) the grant of stock options or similar rights to employees, officers and directors of the Company pursuant to plans approved by its Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries, but in any event not to exceed $1,000,000 in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries and (vi) any Affiliate Transaction among any of the Issuer, the Company, the Restricted Subsidiaries, Arcade Drilling AS, any entity owning or operating any of the Deepwater Pathfinder, the Deepwater Frontier or the Seillean (but only for transactions relating to such vessels) and Navis ASA.

         SECTION 4.18 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

                 The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any such Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) other than with respect to shares of Capital Stock of a Subsidiary Guarantor owning a Mortgaged Rig, to Persons who are entering into joint ventures or other similar business relationships with the Company or any Subsidiary other than a Subsidiary Guarantor; provided, however, that transactions pursuant to this clause (iii) are approved in the manner set forth in paragraph (a) under Section 4.17, (iv) directors' qualifying shares, (v) other than with respect to shares of Capital Stock of a Subsidiary Guarantor which





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



owns a Mortgaged Rig, if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under Section 4.11 if made on the date of such issuance, sale or other disposition or (vi) pursuant to the loan arrangement with Nisho-Iwai. The Company shall apply the proceeds from any applicable sale of Capital Stock of a Subsidiary Guarantor which owns a Mortgaged Rig, in accordance with the provisions described above under Section 3.9.

         SECTION 4.19     Future Subsidiary Guarantors.

                 The Company may not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or any other Obligor ("Guaranteed Indebtedness") or to acquire a Mortgaged Rig unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Secured Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer, the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is pari passu with the Guarantee, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Subsidiary Guarantee; and if the Guaranteed Indebtedness is subordinated to the Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary which does not own a Mortgaged Rig that was incurred pursuant to the terms of this Section 4.19 (but not otherwise) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

         SECTION 4.20     Impairment of Liens.

                 The Issuer and the Company shall not, and the Issuer and the Company shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the Liens granted by the Issuer with respect to the Collateral for the benefit of the Trustee and the Holders of the Secured Notes and the Liens granted by the Company with respect to Collateral for the benefit of the Issuer, and except as permitted by this Indenture and the Security Agreements, the Issuer and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders of the Secured Notes, any interest whatsoever in any of the Collateral.

         SECTION 4.21     Limitation on Issuer Activities.

                 The Issuer will not engage in any business activity or undertake any activity, except any activity (i) relating to the offering, sale or issuance of the Secured Notes or the





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



lending of the proceeds of such sale of Secured Notes to the Company pursuant to the Issuer Loans, or (ii) undertaken with the purpose of, and directly related to, exercising its rights under, and fulfilling the obligations of the Company, the Issuer or the Restricted Subsidiaries under, the Secured Notes, this Indenture, the Issuer Loans and Security Agreements. The Indenture provides that the Issuer will be a limited purpose entity with corporate organizational documents containing certain limitations (including the foregoing restrictions on the Issuer's business activities, the requirement of an independent director on its Board of Directors, and a restriction on its ability to commence a voluntary case or proceeding under any applicable bankruptcy or insolvency laws without the prior unanimous affirmative vote of all of its directors). The Issuer shall not (i) incur any Indebtedness other than the Secured Notes or Subordinated Obligations owing to the Company or (ii) enter into any derivative product transactions.

         SECTION 4.22 Compliance Certificate; Notice of Default or Event of Default.

         (a) The Issuer, the Company and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate (which shall be signed by Officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating that a review of the activities of the Issuer, the Company and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Company have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest, if any, or Special Interest, if any, or Additional Amounts, if any, on the Secured Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

         (b)     The year-end financial statements delivered pursuant to
Section 4.13 hereof shall be accompanied by a written statement of the independent public accountants of the Company (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of
Article 4 or Article 5 hereof (except that, such written statement need not address the Issuer's compliance with the provisions of Sections 4.2, 4.5, 4.7, 4.8, 4.17 or 4.23 hereof) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuer and the Company shall, so long as any of the Secured Notes are outstanding, deliver to the Trustee, forthwith upon, but in any event within five Business Days after, any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate





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



specifying such Default or Event of Default and what action the Issuer and/or the Company is taking or proposes to take with respect thereto.

         (d) For purposes of this Section 4.22, compliance shall be determined without required by any period of grace or requirement of notice under this Indenture.

         SECTION 4.23 Prohibition on Issuer and Guarantor Becoming an Investment Company.

                 Neither the Issuer nor the Company shall become an "Investment Company" as defined in the Investment Company Act of 1940, as amended.

         SECTION 4.24     Additional Amounts.

         (a) Except to the extent required by any applicable law, regulation or governmental policy, any and all payments of, or in respect of, any Secured Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deduction, charges or withholdings and all liabilities with respect thereto imposed by Panama, The Bahamas or any other jurisdiction with which the Company or any Subsidiary Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Issuer Loans, the Secured Notes, the Guarantee or the Subsidiary Guarantees (if any) are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Panamanian Taxes," "Bahamian Taxes," or "Other Taxes," respectively). If the Issuer, the Company or any Subsidiary Guarantor shall be required by law to withhold or deduct any Panamanian Taxes, Bahamian Taxes, or Other Taxes from or in respect of any sum payable under an Issuer Loan Agreement, the Secured Notes, the Guarantee or a Subsidiary Guarantee, the sum payable by the Issuer, the Company or such Subsidiary Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder or beneficial owner of a Secured Note shall receive an amount equal to the sum that it would have received had not such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Panamanian Taxes, Bahamian Taxes or Other Taxes to a Holder (an "Excluded Holder") (i) resulting from the beneficial owner of such Secured Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such Secured Note, being a beneficiary of the Guarantee or any applicable Subsidiary Guarantee, the receipt of any income or payments in respect of such Secured Note, any Issuer Loan, the Guarantee or any applicable Subsidiary Guarantee or the enforcement of such Secured Note, such Issuer Loan, the Guarantee or any applicable Subsidiary Guarantee, or (ii) that would not have been imposed but for the presentation (where presentation is required) of such Secured Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Issuer, the Company or the Subsidiary Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Issuer will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Panamanian Taxes, Bahamian Taxes or Other Taxes is due pursuant





                                       73
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to applicable law, certified copies of tax receipts evidencing such payment by the Issuer, the Company or the Subsidiary Guarantors, as applicable. The Issuer will, upon written request of each Holder (other than an Excluded Holder), reimburse each such holder for the amount of (i) any Panamanian Taxes, Bahamian Taxes or Other Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to any Secured Notes, and (ii) any Panamanian Taxes, Bahamian Taxes, or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such Secured Notes, such Issuer Loans, the Guarantee or the applicable Subsidiary Guarantees) after such reimbursement will not be less than the net amount the Holder would have received if Panamanian Taxes, Bahamian Taxes or Other Taxes on such reimbursement had not been imposed.

         (b) At least 30 calendar days prior to each date on which any payment under or with respect to the Secured Notes is due and payable, if the Issuer, the Company or the Subsidiary Guarantors, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Issuer, the Company or the Subsidiary Guarantors, as applicable, will deliver to the Trustee an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

         (c) If any Holder or beneficial owner of any Secured Note receives a refund of the Panamanian Taxes, Bahamian Taxes or Other Taxes after the Issuer, the Company or any Subsidiary Guarantor, as applicable, has paid any Additional Amounts, such Holder or beneficial owner shall reimburse the Issuer, the Company or any Subsidiary Guarantor, as applicable, for any amount of such refund.

         (d) The Issuer, the Company or the Subsidiary Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Secured Notes payable in the United States, Panama, The Bahamas or any political subdivision thereof or taxing authority of or in the foregoing. The Issuer, the Company and the Subsidiary Guarantors, as applicable, will also pay and indemnify the Trustee and the Holders of the Secured Notes from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders or the Trustee to create Liens on the Collateral or to enforce the Obligations of the Company or the Subsidiary Guarantors under the Secured Notes, this Indenture, the Guarantee, the Subsidiary Guarantees, the Issuer Loans or the Security Agreements.

         (e) Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Secured Note or the net proceeds received on the sale or exchange of any Secured Note, such mention shall be deemed to include the payment of Additional Amounts or Special Interest provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.





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




                                   ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

         SECTION 5.1      Limitations on Mergers and Consolidations.

         (a) Neither the Company nor any Subsidiary Guarantor (other than any Subsidiary Guarantor that shall have been released from its Subsidiary Guarantee pursuant to the provisions of this Indenture) will consolidate with or merge into any Person, continue in another jurisdiction, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

                 (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (or, alternatively, in the case of a Subsidiary Guarantor organized under the laws of a jurisdiction outside the United States, a corporation organized and existing under the laws of such foreign jurisdiction), and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the applicable Obligations of the Issuer or such Subsidiary Guarantor, as the case may be, under this Indenture, the Guarantee, the Subsidiary Guarantees and the Issuer Secured Notes;

                 (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                 (iii) in the case of the Company, immediately after giving effect to such transactions, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Indebtedness pursuant to Section 4.9 (a) hereof.

                 The provision of clause (iii) shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the property and assets of the Issuer or a Restricted Subsidiary into the Company.

         (b) The Issuer shall not consolidate or merge with or into any other Person, continue in another jurisdiction, or convey, transfer or lease any assets to any other Person (other than as permitted under "Collateral"). The Issuer shall not become a Subsidiary of the Company so long as any of the Company's 6 1/2% Senior Notes due 2003, the Company's 6 3/4% Senior Notes due 2005, the Company's 6.95% Senior Notes due 2008, the Company's 7 3/8% Senior Notes due 2018, the Company's 9 1/8% Senior Notes due 2003, the Company's
9 1/2% Senior Notes due 2008 or the New Senior Notes remain outstanding.

         (c) In connection with any consolidation, merger, continuance, transfer of assets or other transactions contemplated by this Section 5.1, the Issuer shall deliver, or cause to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, continuance, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transactions have been complied with.

         (d) Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, this Section 5.1, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Subsidiary Guarantor, as applicable, under this Indenture and the Secured Notes with the same effect as if such Successor had been named as the Company or Subsidiary Guarantor, as applicable, in this Indenture; and when a Successor duly assumes all of the Obligations and covenants of the Company or a Subsidiary Guarantor pursuant to this Indenture and the Secured Notes, except in the case of a lease, the predecessor Person shall be relieved of all such Obligations.

         SECTION 5.2      Successor Corporation Substituted.

                 Upon any consolidation or merger by the Company with or into any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to the Successor and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Successor had been named as the Company herein; provided, however, that the predecessor of the Company shall not be relieved from the obligation to pay the principal, premium, if any, and interest and Special Interest, if any, and Additional Amounts, if any, on the Secured Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                 If the Successor shall have succeeded to and been substituted for the Company, such Successor may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the notation of Guarantee on the Secured Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.

                 In case of any such consolidation, merger, continuance, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Secured Notes thereafter to be issued or the Guarantee to be endorsed thereon as may be appropriate.

                 For all purposes of this Indenture and the Secured Notes, Subsidiaries of any Successor will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on the property or assets, of the Successor and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.





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                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

         SECTION 6.1      Events of Default.

                 Each of the following is an "Event of Default" hereunder:

         (a) default in the payment of interest (including Special Interest and Additional Amounts, if any) on the Secured Notes or an Issuer Loan when due, continued for 30 days;

         (b)     (i)      default in the payment of principal of, or premium,
if any, on, any Secured Note or Issuer Loan when due at its Stated Maturity, upon redemption, required repurchase, declaration of acceleration or otherwise; or

                 (ii) the failure to redeem or purchase Secured Notes or the Issuer Loans when required pursuant to this Indenture or the Issuer Loan Agreements;

         (c) the failure by the Company to comply with its obligations under Sections 3.8, 3.9, 3.10, 4.8, 4.15 or 5.1;

         (d) the failure by the Issuer, the Company and the Subsidiary Guarantors to comply with its other agreements contained in this Indenture or in the Security Agreements, or the occurrence of an event of default under a Mortgage, and such failure or event of default continues for 60 days after notice;

         (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20,000,000 or more; provided, however, that a default under this clause (e) will not constitute an Event of Default until the Trustee provides a written notice to the Issuer, or the Holders of 25% in aggregate principal amount of the outstanding Secured Notes provide a written notice to the Issuer and the Trustee, of the default and the Issuer does not cure such default within the time specified after receipt of such notice;

         (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20,000,000, which judgments are not paid, discharged or stayed for a period of 30 days;





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         (g)     the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Issuer, the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Issuer, the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer, the Company or any Significant Subsidiary or of any substantial part of the property or assets of the Issuer, the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Issuer, the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

         (h) (i) the commencement by the Issuer, the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Issuer, the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Issuer, the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, the Company or any Significant Subsidiary; or (iii) the filing by the Issuer, the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Issuer, the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer, the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Issuer, the Company or any Significant Subsidiary, or the making by the Issuer, the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Issuer, the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Issuer, the Company or any Significant Subsidiary in furtherance of any such action; or

         (i) the Guarantee or any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or the Company or a Subsidiary Guarantor denies or disaffirms its obligations under the Guarantee or its Subsidiary Guarantee, as applicable; or

         (j) the Liens under the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of this Indenture and the Security Agreements) other than the satisfaction in full of all obligations under this Indenture





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



and discharge of this Indenture, or any Lien created thereunder shall be declared invalid or unenforceable or the Issuer, the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable.

         SECTION 6.2      Acceleration.

                 If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Secured Notes, may declare the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest (and Special Interest, if any) on all such Secured Notes then outstanding to be immediately due and payable by a notice in writing to the Issuer (and to the Trustee if given by Holders of such Secured Notes), and upon any such declaration all amounts payable in respect of the Secured Notes will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) of Section 6.1 occurs, the principal amount at Stated Maturity of, premium, if any, and any accrued and unpaid interest (including Special Interest, if any) on, the Secured Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of such Secured Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of
Section 6.1 shall be remedied or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Secured Notes has been obtained by the Trustee as provided in this Indenture.

                 After any such acceleration, but before a judgment or decree based on acceleration, Holders of a majority in principal amount at Stated Maturity of the outstanding Secured Notes by notice to the Issuer and the Trustee may rescind an acceleration and its consequences if:

         (a) the Issuer or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay

                 (i) all money paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7;

                 (ii) all overdue installments of interest and Special Interest, if any, on, and any other amounts due in respect of, all Secured Notes;

                 (iii) the principal of (and premium, if any, on) any Secured Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Secured Notes and this Indenture; and





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



                 (iv) to the extent that payment of such interest is lawful, interest upon Defaulted Interest at the rate or rates prescribed therefor in the Secured Notes and this Indenture;

         (b) all Events of Default, other than the nonpayment of principal of Secured Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4;

         (c) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

         (d) the Issuer has delivered an Officers' Certificate to the Trustee to the effect of clauses (b) and (c) of this sentence.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.



         SECTION 6.3      Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, on, if any, any interest on, Special Interest, if any, on, Additional Amounts, if any, with regard to, and any other amounts owing and unpaid on, the Secured Notes or to enforce the performance of any provision of the Secured Notes, the Security Agreements or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.4      Waiver of Past Defaults.

                 Subject to Section 6.7 hereof, Holders of not less than a majority in aggregate principal amount of the then outstanding Secured Notes by notice to the Trustee may on behalf of the Holders of all of the Secured Notes waive an existing Default or Event of Default and its consequences hereunder, except (i) an existing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest and Special Interest, if any, on, the Secured Notes (including in connection with an offer to purchase) or
(ii) an existing Default or Event of Default in respect of a provision that under Section 10.2 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Security Agreements; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.





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         SECTION 6.5      Control By Majority.

                 The Holders of a majority in aggregate principal amount of the Secured Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Security Agreements or, subject to Section 7.1 hereof, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Secured Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.6      Limitation on Suits.

                 No Holder of any Secured Note shall have the right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantee, the Secured Notes or the Security Agreements, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

         (a) the Holder of a Secured Note has given to the Trustee written notice of a continuing Event of Default;

         (b) a Holder or Holders of at least 25% in principal amount of the then outstanding Secured Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Secured Note or Holders of Secured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the Secured Notes then outstanding do not give the Trustee a direction inconsistent with the request;

in any event, it being understood and intended that no one or more Holders of Secured Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Security Agreements to affect, disturb or prejudice the rights of any Holders of Secured Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or the Security Agreements, except in the manner herein provided and for the equal and ratable benefit of all Holders of Secured Notes.

                 A Holder of a Secured Note may not use this Indenture or any Security Agreement to prejudice the rights of another Holder of a Secured Note or to obtain a preference or priority over another Holder of a Secured Note.





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         SECTION 6.7      Rights of Holders of Secured Notes to Receive
Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on, Additional Amounts, if any, on, and interest and Special Interest, if any, on, the Secured Notes held by such Holder, on or after the respective due dates expressed in the Secured Note or this Indenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Security Agreements upon any property or assets subject to the Liens.

         SECTION 6.8      Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, on, interest and Special Interest, if any, and Additional Amounts, if any, remaining unpaid on, the Secured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

         SECTION 6.9      Trustee May File Proofs of Claim.

                 The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Issuer, the Company or any Obligor upon the Secured Notes, or to the creditors or property or assets of the Issuer, the Company, any Subsidiary Guarantor or any other Obligor or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

         (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest, Additional Amounts, if any, Special Interest, if any, and any other amounts owing and unpaid in respect of the Secured Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof) and of the Holders allowed in any judicial proceedings relative to the Issuer, the Company or other Obligor upon the Secured Notes, or to the creditors or property of the Issuer, the Company, any Subsidiary Guarantor or any such other Obligor;

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Secured Notes in any election of a trustee or a standby trustee in arrangement,





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reorganization, liquidation or other bankruptcy or insolvency proceedings or
Person performing similar functions in comparable proceedings; and

         (c) to collect and receive any moneys or other property or assets payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

                 In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes, and it shall not be necessary to make any Holders of the Secured Notes parties to any such proceedings.

         SECTION 6.10     Priorities.

                 If the Trustee collects any money or property pursuant to this Article (including funds received from collateral agents and escrow agents pursuant to the Security Agreements), it shall pay out the money or property in the following order:

                 First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second: to Holders of Secured Notes for amounts due and unpaid on the Secured Notes for principal, premium, if any, interest, and Special Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Secured Notes for principal (premium, if any), interest, and Special Interest, if any, and Additional Amounts, if any, respectively; and

                 Third: to the Issuer or to the Company or Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

                 The Trustee may fix a record date and payment date for any payment to Holders of Secured Notes pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Issuer.





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         SECTION 6.11     Undertaking For Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture and the Security Agreements or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Secured Note pursuant to Section
6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Secured Notes.

         SECTION 6.12     Restoration of Rights and Remedies.

                 If the Trustee or any Holder of Secured Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

         SECTION 6.13     Rights and Remedies Cumulative.

                 Except as otherwise provided in Section 2.7 hereof, no right or remedy conferred herein, or in the Security Agreements, upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14     Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Secured Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article VI, by the Security Agreements, or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.





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                                  ARTICLE VII

                                    TRUSTEE

         SECTION 7.1      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)     Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i)      this paragraph does not limit the effect of paragraph
                 (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture or the Security Agreements shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Agreements at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.





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         (f)     The Trustee shall not be liable for interest on any money
received by it except as the Trustee may agree in writing with the Issuer and the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

         SECTION 7.2      Rights of Trustee.

         (a) Subject to the provisions of Section 7.1(a) hereof, the Trustee may rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the oral or written advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture, the Security Agreements and the Secured Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (f) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuer's covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a) (except that the Trustee shall not be deemed to have knowledge of a default in the payment of Special Interest or Additional Amounts) or 6.1(b), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification; provided that the Trustee shall comply with the "automatic stay" provisions contained in U.S. bankruptcy laws, if applicable. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.





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



         (g) Prior to the occurrence of an Event of Default hereunder and after the curing and waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Secured Notes then outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if advanced by the Trustee, shall be repaid by the Issuer upon demand. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Issuer, except as otherwise set forth herein, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

         (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

         SECTION 7.3      Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Secured Notes and may otherwise deal with the Issuer, the Company or any Affiliate of the Issuer or the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         SECTION 7.4      Trustee's Disclaimer.

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Agreements, the Guarantee, any Subsidiary Guarantee or the Secured Notes, it shall not be accountable for the Company's use of the proceeds from the Issuer Loans or any money paid to the Issuer or the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Secured Notes or any other document in connection with the sale of the Secured Notes, any Security Agreement or pursuant to this Indenture or the Security Agreements, other than its certificate of authentication.





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         SECTION 7.5      Notice of Defaults.

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Secured Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Secured Note (including payments pursuant to the mandatory repurchase provisions of such Secured Notes, if any), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Secured Notes.

         SECTION 7.6      Reports by Trustee to Holders of the Secured Notes.

                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Secured Notes remain outstanding, the Trustee shall mail to the Holders of the Secured Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders of Secured Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Secured Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee whenever the Secured Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 7.7      Compensation and Indemnity.

                 The Issuer and the Company shall pay to the Trustee promptly from time to time such compensation for its acceptance of this Indenture and services hereunder as agreed to by the parties from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including the costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Issuer and the Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer and the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer or the Company shall not relieve the Issuer and the Company of their respective





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obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 The obligations of the Issuer under this Section 7.7 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                 To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Secured Notes. Such Lien shall be a Lien permitted by this Indenture and shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy laws.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.8      Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Secured Notes of a majority in principal amount of the then outstanding Secured Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. If at any time:

         (a) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Issuer or by any Holder who has been a bona fide Holder of a Secured Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b); or

         (b) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Issuer or by any Holder; or

         (c) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the U.S. bankruptcy laws, as now or hereinafter constituted, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property and assets or affairs, or any public officer shall take charge or control of





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the Trustee or of its property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

         (d) the Trustee shall commence a voluntary case under the U.S. bankruptcy laws, as now or hereafter constituted, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action; or

         (e)     the Trustee becomes incapable of acting,

then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee with respect to the Secured Notes, or (ii) subject to Section 6.11 hereof, any Holder who has been a bona fide Holder of a Secured Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Secured Notes.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Secured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee notifies the Issuer of its resignation or is removed, the retiring Trustee, the Issuer, or the Holders of Secured Notes of at least 10% in principal amount of the then outstanding Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Secured Note who has been a Holder of a Secured Note for at least six months, fails to comply with Section 7.10, such Holder of a Secured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section
7.7 hereof shall continue for the benefit of the retiring Trustee.





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         SECTION 7.9      Successor Trustee by Merger, Etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor entity without any further act shall be the successor Trustee.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Secured Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Secured Notes so authenticated; and in case at that time any of the Secured Notes shall not have been authenticated, any successor to the Trustee may authenticate such Secured Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Secured Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10     Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $75,000,000 as set forth in its most recent published annual report of condition.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11     Preferential Collection of Claims Against the Issuer.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

         SECTION 8.1      Satisfaction and Discharge.

                 This Indenture shall upon the request of the Issuer cease to be of further effect (except as to surviving rights of registration of transfer, substitution or exchange of Secured Notes herein expressly provided for, the Issuer's and the Company's obligations under Sections 7.7 and 8.4 hereof, the Issuer's rights of optional redemption under Article III hereof, and the Issuer's, the Trustee's and the Paying Agent's obligations under
Section 8.3 hereof) and the





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Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

         (a)     either

                 (i) all outstanding Secured Notes have been delivered to the Trustee for cancellation; or

                 (ii) all such Secured Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire debt on the Secured Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest (including Additional Amounts and Special Interest, if any) to the date of deposit or Maturity or date of redemption;

         (b) the Issuer has paid or caused to be paid all sums then due and payable by the Issuer under this Indenture; and

         (c) the Issuer has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in this Indenture.

                 Notwithstanding the satisfaction and discharge of this Indenture, the Issuer's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 2.13, 4.23, 7.7, 7.8, 8.2, 8.3 and 8.4, and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive until the Secured Notes are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 7.7, 8.3 and 8.4 and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive.

                 In order to have money available on a payment date to pay principal (and premium, if any, on) or interest (and Additional Amounts, if any, and Special Interest, if any) on the Secured Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest (and Additional Amounts, if any, and Special Interest, if any) at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the Issuer's option.

         SECTION 8.2      Application of Trust Money.

                 All money deposited with the Trustee pursuant to Section 8.1 shall be held in trust and, at the written direction of the Issuer, be invested prior to maturity in non-callable U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Additional Amounts, if any, and Special Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.





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         SECTION 8.3      Repayment of the Issuer.

                 The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or securities held by them at any time.

                 The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuer shall have either caused notice of such payment to be mailed to each Holder of the Secured Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.4      Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's, the Company's and Subsidiary Guarantor's obligations under this Indenture, the Secured Notes, the Security Agreements and the Subsidiary Guarantees shall be revived and reinstated as though no deposit has occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Issuer, the Company or a Subsidiary Guarantor has made any payment of interest (including Special Interest and Additional Amounts, if any) on or principal of any Secured Notes because of the reinstatement of their Obligations, the Issuer, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Secured Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 9.1      Option to Effect Defeasance or Covenant Defeasance.

                 The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 9.2 or 9.3 hereof be applied to all outstanding Secured Notes upon compliance with the conditions set forth below in this Article 9.

         SECTION 9.2      Defeasance and Discharge.

                 Upon the Issuer's exercise under Section 9.1 hereof of the option applicable to this Section 9.2, the Issuer, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be deemed to have been discharged from their respective Obligations with respect to all outstanding Secured Notes, this





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



Indenture and the Guarantee and the Subsidiary Guarantees, if any, on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Secured Notes and the Issuer, the Company and the Subsidiary Guarantors shall be deemed to have satisfied all of their obligations under such Secured Notes, this Indenture, the Security Agreements and the Subsidiary Guarantees (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of such Secured Notes to receive, solely from the trust fund described in Section 9.4 hereof and as more fully set forth in Section 9.4, payments in respect of the principal and of and any premium and interest (including Special Interest, if any, and Additional Amounts, if any) on such Secured Notes when payments are due, (but not a Redemption upon an Event of Loss or upon a Sale of a Mortgaged Rig, the Change of Control Purchase Price or the Excess Proceeds Offer Amount);

         (b) the Issuer's obligations with respect to such Secured Notes under Sections 2.6, 2.7, 2.10, and 4.2 hereof;

         (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture;

         (d) Article III hereof other than Sections 3.8, 3.9 and 3.10 thereof; and

         (e)     this Article IX.

                 Subject to compliance with this Article 9, the Issuer may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 hereof.

         SECTION 9.3      Covenant Defeasance.

                 Upon the Issuer's exercise under Section 9.1 hereof of the option applicable to this Section 9.3, (i) the Issuer and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.4 hereof, be released from its obligations under the covenants contained in Sections 3.8, 3.9, 4.4, 4.6, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18,
4.19 and 4.20 and Section 5.1(a)(iii) hereof and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof with respect to the outstanding Secured Notes and (ii) the occurrence of any event specified in Section 6.1(c) or 6.1(d) hereof, with respect to any of Sections 4.4, 4.6, 4.8, 4.9, 4.10, 4.11, 4.12, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19
and 4.20] and Section 5.1(a)(iii) hereof, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 10.1 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Secured Notes as provided in this Section 9.3 on and after the date on which the conditions set forth in Section 9.4 hereof are satisfied, and the Secured Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Secured Notes shall not be deemed outstanding for accounting





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



purposes). For this purpose, "Covenant Defeasance" means that, with respect to the outstanding Secured Notes, the Issuer, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant (to the extent so specified in the case of Section 6.1(c) or 6.1(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, the Security Agreements, the Subsidiary Guarantees and the Secured Notes shall be unaffected thereby.

         SECTION 9.4      Conditions to Defeasance or Covenant Defeasance.

                 The following shall be the conditions to the application of either Section 9.2 or 9.3 hereof to the outstanding Secured Notes:

                 In order to exercise either Defeasance or Covenant Defeasance:

         (a) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Secured Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (premium, if any, on) and any installment of interest on and Special Interest, if any, on the Secured Notes at the Maturity thereof or Redemption Date therefor in accordance with the terms of this Indenture and the Secured Notes;

         (b) in the case of an election under Section 9.2 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Secured Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

         (c) in the case of an election under Section 9.3 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Secured Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Secured Notes pursuant to this
Article 9 concurrently with such incurrence) or insofar as Section 6.1(g) or 6.1(h) hereof is concerned, shall have occurred at any time on or prior to the 91st day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st day);

         (e) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer, the Company or any of the Company's Subsidiaries is a party or by which the Issuer, the Company or any of the Company's Subsidiaries is bound;

         (f) such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (f) that all Secured Notes are in default within the meaning of such Act);

         (g) such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment Issuer within the meaning of the Investment Issuer Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

         (h) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (i) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

         (j) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Defeasance or the Covenant Defeasance have been complied with.

         SECTION 9.5 Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 9.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 hereof in respect of the outstanding Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Secured Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Secured Notes of all sums due and to become due thereon in respect of principal, premium, if





                                       96
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any, and interest (including Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

                 The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof.

                 Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

         SECTION 9.6      Repayment to the Issuer.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, Additional Amounts, if any, Special Interest, if any, or interest on any Secured Note and remaining unclaimed for two years after such principal, and premium, if any Special Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Secured Note shall thereafter, as a creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

         SECTION 9.7      Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 9.2 or
9.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's Obligations under this Indenture and the Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.2 or
9.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, interest, Special Interest, if any, on any Secured Note following the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.





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                                   ARTICLE X

                        AMENDMENT, SUPPLEMENT AND WAIVER

         SECTION 10.1     Without Consent of Holders of Secured Notes.

                 Notwithstanding Section 10.2 of this Indenture, the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture or the Secured Notes without the consent of any Holder of a Secured Note:

         (a) to evidence the succession of another Person to the Issuer and the Company and the assumption by such successor of the covenants and Obligations of the Issuer under this Indenture and contained in the Secured Notes or the Security Agreements and of the Company contained in this Indenture and the Guarantee, or in the Security Agreements;

         (b) to add to the covenants of the Issuer or the Company, for the benefit of Holders, or to surrender any right or power conferred upon the Issuer or the Company by this Indenture or the Security Agreements;

         (c)     to add any additional Events of Default;

         (d) to provide for uncertificated Secured Notes in addition to or in place of Certificated Secured Notes (provided that the uncertificated Secured Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Secured Notes are described in Section 163(f)(2)(B) of the Code);

         (e) to evidence and provide for the acceptance of appointment under this Indenture by the successor Trustee;

         (f) to add additional security for the Secured Notes to secure or add additional security for the Guarantee and/or the Subsidiary Guarantees;

         (g) to cure any ambiguity, to correct or supplement any provision in this Indenture or the Security Agreements, which may be inconsistent with any other provision herein or therein or to add any other provisions with respect to matters or questions arising under this Indenture or the Security Agreements, provided that such actions will not adversely affect the interests of Holders in any material respect;

         (h) to add or release any Subsidiary Guarantor pursuant to the terms of this Indenture; or

         (i) to comply with the requirements of the SEC to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

                 Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in
Section 10.7 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein





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contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 10.2     With Consent of Holders of Secured Notes.

                 Except as provided below in this Section 10.2, the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture and the Secured Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at Stated Maturity of the Secured Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Secured Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or, interest on, or Special Interest, if any, and Additional Amounts, if any, on, the Secured Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Agreements or the Secured Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at Stated Maturity of the then outstanding Secured Notes (including consents obtained in connection with a tender offer or exchange offer for the Secured Notes).

                 Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.7 hereof, the Trustee shall join with the Issuer, the Company and the Subsidiary Guarantors, if any, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                 It shall not be necessary for the consent of the Holders of Secured Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Secured Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Secured Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Secured Notes held by a non-consenting Holder):

         (a) reduce the amount of Secured Notes whose Holders must consent to an amendment;





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



         (b) reduce the rate of or extend the time for payment of interest on any Secured Note or any Issuer Loan;

         (c) reduce the principal of or extend the Stated Maturity of any Secured Note or any Issuer Loan;

         (d) modify the obligations of Issuer to make mandatory redemptions or otherwise reduce the premium payable upon the redemption of any Secured Note or change the time at which any Secured Note may be or is required to be redeemed as described under Article III;

         (e) modify the obligations of the Company to make mandatory repayments or change the time at which an Issuer Loan may be or is required to be repaid under Article III;

         (f) make any Secured Note payable in money other than that stated in the Secured Note;

         (g) impair the right of any Holder of the Secured Notes to receive payment of principal of and interest on such Holder's Secured Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Secured Notes;

         (h) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

         (i) make any change in the Guarantee or any Security Agreement or Issuer Loan Agreement that would adversely affect the Noteholders or terminate the Lien of this Indenture or any Security Agreement on any property at any time subject thereto or deprive the Holders of the security afforded by the Lien of this Indenture or the Security Agreements or the Issuer of the Liens securing the Issuer Loans;

         (j) modify the Obligations of the Issuer to make offers to purchase Secured Notes upon a Change of Control;

         (k) subordinate in right of payment the Secured Notes, the Guarantee or the Subsidiary Guarantees to any other Indebtedness;

         (l) amend, supplement or otherwise modify the provisions of this Indenture relating to the Guarantee; or

         (m) make any change in Sections 6.4 or 6.7 or modify any of the provisions of this Section 10.2 (except to increase any percentage set forth therein or herein).

                 Upon the request of the Issuer accompanied by a Board Resolution of each the Issuer and the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer and the Company in the execution of such amended or supplemental





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Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                 It shall not be necessary for the consent of the Holders of Secured Notes under this Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         SECTION 10.3     Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this
Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Secured Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 10.4     Compliance with Trust Indenture Act.

                 Every amendment or supplement to this Indenture or the Secured Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

         SECTION 10.5     Revocation and Effect of Consents.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Secured Note is a continuing consent by the Holder of a Secured Note and every subsequent Holder of a Secured Note or portion of a Secured Note that evidences the same debt as the consenting Holder's Secured Note, even if notation of the consent is not made on any Secured Note. However, any such Holder of a Secured Note or subsequent Holder of a Secured Note may revoke the consent as to its Secured Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding subsection, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.





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         SECTION 10.6     Notation on or Exchange of Secured Notes.

                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Secured Note thereafter authenticated. The Issuer in exchange for all Secured Notes may issue and the Trustee shall authenticate new Secured Notes that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 10.7     Trustee to Sign Supplemental Indentures.

                 The Trustee shall sign any supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Issuer nor the Company, or any Subsidiary Guarantor may sign a supplemental Indenture until the Board of Directors of such Person approves it. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by
Section 12.4, an Officers' Certificate and an Opinion of Counsel stating that:

         (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

         (b) the Issuer, the Company and the Subsidiary Guarantors, if any, have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Issuer, the Company and the Subsidiary Guarantors, if any;

         (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture,
(ii) the charter documents and by-laws of the Issuer, the Company or any Subsidiary Guarantor, or (iii) any material agreement or instrument to which the Issuer, the Company or any Subsidiary Guarantor is subject and of which such counsel is aware;

         (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Issuer, the Company or any Subsidiary Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer, the Company or any Subsidiary Guarantor;

         (e) such supplemental indenture has been duly and validly executed and delivered by the Issuer, the Company and the Subsidiary Guarantors, if any, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Issuer, the Company and the Subsidiary Guarantors, if any, enforceable against the Issuer, the Company and





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the Subsidiary Guarantors, if any, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity); and

         (f) this Indenture together with such amendment or supplement complies with the Trust Indenture Act.

         SECTION 10.8     Payment for Consent.

                 Neither the Issuer, the Company nor any Affiliate of the Issuer or the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Secured Notes or the Security Agreements unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE XI

                            COLLATERAL AND SECURITY

         SECTION 11.1     Security Agreements.

                 The due and punctual payment of the principal of, premium, if any, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Secured Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Excess Proceeds Offer, purchase or otherwise, and interest on the overdue principal of and interest (including Additional Amounts, if any, and Special Interest, if any) (to the extent permitted by law), on the Secured Notes and performance of all other obligations of the Issuer and the Company to the Holders of the Secured Notes or the Trustee under this Indenture, the Secured Notes, the Subsidiary Guarantees, and the Security Agreements, according to the terms hereunder or thereunder, shall be secured as provided in the Security Agreements, (i) by a pledge to the Collateral Agent in favor of the Trustee for its benefit and the Holders of Secured Notes, all of the Issuer Loans and the Issuer's interest in the Issuer Loan Agreements, together with a collateral assignment of all Liens securing such Issuer Loans, including a pledge in favor of the Issuer of the Company's interest in the Company Escrow Account and the Company Escrowed Property; (ii) by a pledge to the Escrow Agent in favor of the Trustee for its benefit and the Holder of Secured Notes, its interest in the Issuer Escrow Account and the Escrowed Property and any other cash of the Issuer that is required by the terms of this Indenture to be deposited with the Trustee or the Escrow Agent; and the Company will grant a Lien on each of its Mortgaged Rigs and/or the construction contracts and on equipment purchased by the Company for, and its interest in, any incomplete Mortgage Rig and all proceeds thereof, including all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Rig, pursuant to a Mortgage or other appropriate Security Agreement issued by the Company in favor of the Issuer, which Issuer Loan Agreements, Mortgages and Security





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Agreements contain covenants pursuant to which such the Company, among other things, will be prohibited from selling, further mortgaging or transferring any of its interest in such Mortgaged Rig (other than as permitted under this Indenture), and upon completion of an uncompleted Mortgage Rig, the Company will grant a Lien pursuant to a Mortgage on the Mortgaged Rig.

                 Each Holder, by its acceptance of a Secured Note, consents and agrees to the terms of the Security Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into each of the Security Agreements and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuer and the Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreements to which it is a party, to assure and confirm to the collateral agent and the Trustee the Liens in the Collateral contemplated hereby and by the Security Agreements to which it is a party, as from time to time constituted, so as to render the same available to the fullest extent permitted by law for the security and benefit of this Indenture and of the Secured Notes and each Issuer Loan secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Issuer shall to the fullest extent permitted by law take, upon request of the Trustee, any and all actions reasonably required to cause the Security Agreements to which it is a party to create and maintain, as security for the Obligations of the Issuer under this Indenture and the Secured Notes, and the Security Agreements to which it is a party, to be valid and enforceable, perfected (except as expressly provided herein and therein), Liens in and on all the Collateral in favor of the Trustee, escrow agent or a collateral agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Secured Notes. The Company shall to the fullest extent permitted by law, take upon request of the Issuer and/or the Trustee, any and all actions reasonably required to cause the Security Agreements to which it is a party for the Obligations of the Company under each Issuer Loan and the Security Agreement related thereto, to be valid and enforceable, perfected, except as expressly provided herein or therein, Liens in favor of the Issuer , escrow agent or a collateral agent for the benefit of the Issuer.

         SECTION 11.2     Recording and Opinions.

         (a) Each of the Issuer and the Company represents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Issuer's or the Company's expense, as applicable, as are necessary to subject the applicable Collateral to valid Liens and to perfect those Liens, all to the fullest extent permitted by law. Each of the Issuer and the Company shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the applicable Security Agreements to which it is party (except as otherwise expressly provided herein and therein), all to the fullest extent permitted by law.

         (b) The Issuer and the Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the





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opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Security Agreements and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such opinion of counsel shall cover the necessity for recordings, registrations and filings required in all relevant jurisdictions.

         (c) The Issuer and the Company shall furnish to the Trustee within 3 months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance or otherwise as is necessary to maintain the effectiveness of the Liens intended to be created by the Security Agreements and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such opinion of counsel shall cover the necessity of recordings, registrations, filing, re-recordings, re-registrations and refilings in all relevant jurisdictions.

         (d) The Issuer and the Company shall otherwise comply with the provisions of Section 314(b) and, as applicable Sections 314(c), (d) and (e) of the Trust Indenture Act.

         SECTION 11.3     Further Assurances and Security.

                 The Issuer and the Company will execute, acknowledge and deliver to the Trustee, at the Issuer's and/or such Guarantor's expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required to effectuate the terms of this Indenture and the Security Agreements, and will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee the Liens in the Collateral contemplated hereby and by the Security Agreements, all to the fullest extent permitted by law. The Trustee shall have no duty to determine whether any filing or recording is necessary hereunder or under any Collateral Document.

         SECTION 11.4     Possession, Use and Release of Collateral.

         (a) All of the proceeds of the Secured Notes shall be deposited in the Issuer Escrow Account and shall be subject to a first priority Lien. All funds deposited in the Issuer Escrow Account representing proceeds of the Secured Notes constitute Collateral and will, at the direction of the Issuer except during the continuance of a Default or an Event of Default and at the direction of the Trustee during the continuance of a Default or an Event of Default, be invested in Temporary Cash Equivalents (such cash and Temporary Cash Equivalents, together with interest, dividends and distributions thereof, the "Issuer Escrowed Property"), in the manner provided for in the Issuer Escrow Agreement. No funds shall be released from the Issuer Escrow Account except as provided herein and in the Issuer Escrow Account Agreement. The Issuer Escrow Account and the Issuer Escrowed Property shall be pledged to, and be under the sole dominion and control of the Trustee acting for its benefit and the benefit of the Holders of Secured Notes.





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                 Pursuant to the Issuer Escrow Agreement and this Indenture, the Issuer is required to, and the Issuer shall enter up to ten separate loan agreements with the Company (each an "Issuer Loan Agreement"). Each Issuer Loan Agreement will be secured by Liens pursuant to a mortgage (each a "Mortgage") on a separate drilling rig or drillship (each a "Mortgaged Rig") or, if such Mortgaged Rig is under construction but not yet flagged on the Issue Date, Liens on the construction contract and equipment purchased by the Company for such Mortgaged Rig. The purpose of each loan made under an Issuer Loan Agreement (an "Issuer Loan") will be only as follows:

                 (i) Financing all or a portion of the cost of acquiring, constructing, altering, improving or repairing the Mortgaged Rig or improvements used or to be used in connection with such Mortgaged Rig; or

                 (ii) Financing all or any part of the purchase price of the Mortgaged Rig or improvements used or to be used in connection with such Mortgaged Rig, which Issuer Loan is incurred prior to or within one year after the later of the completion of construction, alteration, improvement or repair or the commencement of commercial operations thereof.

         (b) To the extent that the Mortgaged Rig is under construction and not yet flagged, the Company will secure the Issuer Loans with Liens on the construction contract and the equipment purchased by the Company for such Mortgaged Rig; provided that Liens on equipment purchased by the Company for a Mortgaged Rig that has not yet been mortgaged do not have to be perfected until required by the Trustee, but only after the later to occur of one year after the Issue Date or the completion date for such Mortgaged Rig as scheduled on the Issue Date.

   Each Issuer Loan will be made in two tranches. One tranche of each Issuer Loan (the "7-year Tranche") will bear interest at the rate equal to the interest rate for the 7-year Secured Notes plus 2 basis points per annum and the other tranche (the "10-year Tranche") will bear interest at the rate equal to the interest rate for the 10-year Secured Notes plus 2 basis points per annum. Each Issuer Loan Agreement may also provide for a commitment fee on the undrawn portion of the Issuer Loan. The Company will be required to repay the Issuer Loans in whole or in part if the Issuer redeems or is required to redeem or purchase Secured Notes. In connection with any release of Issuer Escrowed Property to fund an Issuer Loan, such release will be conditioned on the substantially concurrent recording of a Mortgage or other security document against the Mortgaged Rig or the construction contracts and equipment purchased by the Company for the uncompleted Mortgaged Rig, as applicable, and the satisfaction of certain other conditions set forth in this Indenture and Issuer Escrow Agreement, including delivery of appropriate legal opinions and certificates required by the Trust Indenture Act. The Issuer will not be entitled to withdraw the Issuer Escrowed Property (other than certain minimal amounts for the Issuer) for any purposes other than the making of Issuer Loans or the repayment of principal (whether at maturity, upon redemption, by declaration of acceleration or otherwise), premium, if any, and interest on the Secured Notes. One hundred million dollars ($100,000,000) of the proceeds of the Issuer Loan for the Mortgaged Rig Deepwater Millennium will be deposited by the Company in the Company Escrow Account established by the Company pursuant to the Company Escrow Agreement. The Company will not be able to withdraw such funds (the "Company Escrowed





                                      106
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Property") until the Deepwater Millennium Mortgaged Rig is completed and a
Mortgage has been placed thereon and become perfected.

         (c) As security for an Issuer Loan, the Company will grant a Lien on a Mortgaged Rig, or the construction contract and equipment purchased by the Company (with respect to the Deepwater Millennium and Deepwater IV) and in the case of the Deepwater Millennium the Company Escrow Account and the Company Escrowed Property, and all proceeds of the foregoing, including all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Rig, pursuant to a Mortgage or other appropriate Security Agreement issued by the Company in favor of the Issuer. These Mortgages and Security Agreements will contain covenants pursuant to which the Company, among other things, will be prohibited from selling, further mortgaging or transferring any of its interest in such Mortgaged Rig (other than as permitted under the Indenture). Upon completion and flagging of the Deepwater Millennium22 and the Deepwater IV, the Company will be required to grant a Lien pursuant to a Mortgage on the respective Mortgaged Rig. Contemporaneous with the granting of the Mortgage on the Deepwater IV, the Issuer Loan secured by the Deepwater IV will be increased in exchange for a reduction in the outstanding amounts of the Issuer Loans secured by certain other Mortgaged Rigs pursuant to the terms of the applicable Issuer Loan Agreement therefor.

         SECTION 11.5     Certificates of the Issuer.

                 The Issuer and the Company will furnish to the Trustee prior to each proposed release of Collateral pursuant to the Security Agreements all documents required by Section 314(d) of the Trust Indenture Act. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer or the Company, as the case may be, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of
Section 314(d) of the Trust Indenture Act.

         SECTION 11.6 Authorization of Actions to be Taken by the Trustee Under the Security Agreements.

                 The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreements and (b) collect and receive any and all amounts payable in respect of the obligations of the Issuer and the Company hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the collateral by any acts that may be unlawful or in violation of the Security Agreements, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).





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         SECTION 11.7       Authorization of Receipt of Funds by the Trustee
Under the Security Agreements.

                 The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Agreements.

                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1     Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included in this Indenture by operation of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         SECTION 12.2     Notices.

                 Any notice or communication by the Issuer, the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                 If to the Issuer, or the Company or any Subsidiary Guarantor:

                 c/o R&B Falcon Corporation
                 901 Threadneedle
                 Houston, Texas 77079-2982
                 Attention: Leighton Moss
                 Telephone No.:  (281) 496-5000
                 Telecopier No.:  (281) 496-0285

                 If to the Trustee:

                 United States Trust Company of New York
                 114 West 47th Street, 25th Floor
                 New York, New York  10036

                 Attention: Corporate Trust Division
                 Telephone No.:  (212) 852-1676
                 Telecopier No.:  (212) 852-1626

                 The Issuer, the Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.





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                 All notices and communications (other than those sent to
Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Securities Register kept by the Registrar and shall be given if so sent within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; a notice or communication, however, shall not be effective unless, in the case of the Issuer, the Company or the Trustee, actually received.

                 If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 12.3 Communication By Holders of Secured Notes With Other Holders of Secured Notes.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Secured Notes. The Issuer, the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.4     Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer, upon request, shall furnish to the Trustee, to the extent required by this Indenture or the Trust Indenture Act:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.





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                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an Officer of the Issuer, the Company or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer, the Company or such Subsidiary Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer, the Company or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 12.5     Statements Required in a Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Persons making such certificate or opinion have read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Persons, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Persons, such condition or covenant has been satisfied.

         SECTION 12.6     Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed





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by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Issuer and the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.2) conclusive in favor of the Trustee, the Issuer and the Company, if made in the manner provided in this Section. Any electronic or other transmission pursuant to the Applicable Procedures will be considered an instrument executed by the Holder of the Global Notes held by the Depository for purposes of this Section 12.6.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient, including the execution of such instrument or writing without more.

         (c) The ownership, principal amount and serial numbers of Secured Notes held by any Person, and the date of holding the same, shall be proved by the Securities Register.

         (d) If the Issuer shall solicit from the Holders of Secured Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Secured Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Secured Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Except to the extent otherwise expressly provided in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Secured Note shall bind every future Holder of the same Secured Note and the Holder of every Secured Note issued upon the registration of transfer thereof or in exchange therefor or in lieu





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thereof in respect of anything done, omitted or suffered to be done by the
Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Secured Note.

         (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Secured Note may do so with regard to all or any part of the principal amount of such Secured Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         SECTION 12.7     Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture or the Trust Indenture Act.

         SECTION 12.8 No Personal Liability of Directors, Officers, Employees and Stockholders.

                 No director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or the Company under the Secured Notes, this Indenture, the Guarantee, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Secured Notes.

         SECTION 12.9     Governing Law.

                 THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURED NOTES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 12.10 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

                 By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Issuer and the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "Process Agent") currently located at 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Indenture, the Guarantees, or the Secured Notes or brought under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in The City of New York, New York, and acknowledges that the Process Agent has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding and irrevocably waives, to the fullest extent that it may effectively and lawfully do so, any obligation to the laying of venue of any such suit, action or proceeding and the defense of an inconvenient forum to the maintenance of any such suit action or proceeding in such court, and (iii) agrees that service of process upon the Process Agent shall be deemed in every respect effective service of process upon the Issuer and the Company in any such suit, action or





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proceeding. The Issuer and the Company further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer and the Company may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section
12.10 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (a) counsel for the Issuer or (b) a corporate service Issuer which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 12.10. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder of a Secured Note, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and the Company appointed and acting in accordance with this Section 12.10.

                 To the extent that the Issuer or the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Issuer and the Company hereby irrevocably waives such immunity in respect of its Obligations under this Indenture, the Guarantee and the Secured Notes, to the extent permitted by law.

         SECTION 12.11    No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Company or the Issuer's Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.12    Successors.

                 All agreements of the Issuer and the Company in this Indenture, the Secured Notes and the Guarantor shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 12.13    Severability.

                 In case any provision in this Indenture or in the Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.





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         SECTION 12.14    Counterpart Originals.

                 The parties may sign any number of copies of this Indenture and by the parties thereto in separate counterparts. Each of which when signed shall be deemed to be an original, but all of them together represent the same agreement.

         SECTION 12.15    Table of Contents, Headings, Etc.

                 The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE XIII

                                   GUARANTEES

         SECTION 13.1     Guarantor.

         (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, together with any Restricted Subsidiary which in accordance with Section 4.19 or Section 13.7 hereof any Subsidiary Guarantor is required in the future to guarantee the Obligations of the Issuer under the Secured Notes and this Indenture, and the Company under the Guarantee and this Indenture, upon execution of a supplemental indenture, hereby jointly and severally and irrevocably and unconditionally guarantees to the Trustee and to each Holder irrespective of the validity or enforceability of this Indenture or the Secured Notes or the Obligations of the Issuer and the Guarantor under this Indenture, that: (i) the principal of, premium, if any, any interest, and Special Interest, if any, on the Secured Notes (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 6.1(g) and
(h)) and any fees, expenses and other amounts owing under this Indenture will be duly and punctually paid in full when due, whether at Maturity, by acceleration, mandatory redemption, call for redemption, upon a Change of Control Offer, Excess Proceeds Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Secured Notes and any other amounts due in respect of the Secured Notes, and all other Obligations of the Issuer and the Company under the Guarantee, including the Issuer's obligations to the Holders of the Secured Notes under this Indenture, the Secured Notes and the Subsidiary Guarantees, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof and of the Secured Notes; and (ii) in case of any extension of time of payment or renewal of any Secured Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, mandatory redemption, call for redemption, upon Change of Control Offer, Excess Proceeds Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, the Company and each Subsidiary Guarantor (collectively referred to as the "Guarantors" and individually as a "Guarantor") shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2. The Company and each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event





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of Default under this Indenture or the Secured Notes shall constitute an Event of Default under the Guarantee and each Subsidiary Guarantee, and shall entitle the Holders to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuer. The Guarantee and each Subsidiary Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the respective Guarantor and each Guarantor's Obligations are independent of any Obligation of the Issuer or any other Guarantor.

         (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations under this Indenture or the Secured Notes and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Secured Notes or the Obligations. The Obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Secured Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Secured Notes or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Issuer for the Obligations or any of them; (v) the failure of any Holder, the Trustee, the Issuer, any collateral agent or any escrow agent to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of any such Guarantor.

         (c) The Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations of the Issuer or otherwise. Without limiting the generality of the foregoing, the Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Secured Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Issuer, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         (d) Each Guarantor further agrees that the Guarantee or Subsidiary Guarantee, as the case may be, to which it is an Obligor shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, on or interest (or Special Interest, if any, and Additional Amounts, if any) on any Obligation of the Issuer is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

         (e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of, premium, if any, on or interest (or Special Interest, if any, and Additional Amounts, if any) on any Obligation when and as the same shall become due,





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whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

         (f) Until such time as the Secured Notes and the other Obligations of the Issuer guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Issuer or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under the Guarantee or its Subsidiary Guarantee, as applicable, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Issuer or any other Guarantor or any security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or any other Guarantor, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, provided that to the extent that the Company makes a payment on the Guarantee, it will be deemed to have made a payment on the Issuer Loans then outstanding, and will otherwise be subrogated to the Issuer's rights on the Issuer Loans, to the extent that such Issuer Loans remain unpaid. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Secured Notes and all other amounts payable under this Indenture, the Guarantee and each Subsidiary Guarantee upon the Maturity of the Secured Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Secured Notes and all other amounts payable under the Guarantee and each Subsidiary Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as security for any Obligations or other amounts payable under any Guarantee thereafter arising.

         (g) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.1 is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article XIII, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee and each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations guaranteed hereby as provided in Article VI, such Obligations (whether or not due and payable) shall further then become due and payable by the Guarantor for the purposes of each Guarantee.

         (h) A Subsidiary Guarantor that makes a distribution or payment under a Subsidiary Guarantee shall be entitled to contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Subsidiary Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Issuer's





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obligations with respect to the Secured Notes and this Indenture or any other
Subsidiary Guarantor with respect to its Subsidiary Guarantee, so long as the exercise of such right does not impair the rights of the Holders of the Secured Notes under the Subsidiary Guarantees.

         (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 13.2     Limitation on Liability.

                 The Obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under the Guarantee or its Subsidiary Guarantee, as applicable, or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Guarantor under the Guarantee or its Subsidiary Guarantee, as applicable, not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under the Guarantee or its Subsidiary Guarantee, as applicable, shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         SECTION 13.3     Execution and Delivery of Guarantees.

                 To further evidence the Guarantee set forth in Section 13.1 hereof, the Company hereby agrees that notation of the Guarantee shall be endorsed on each Secured Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. The Company hereby agrees that the Company's Guarantee set forth in Section 13.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Secured Note a notation of the Guarantee. If an Officer of the Company whose signature is on this Indenture or a Secured Note no longer holds that office at the time the Trustee authenticates such Secured Note or at any time thereafter, the Company's Guarantee of such Secured Note shall be valid nevertheless. The delivery of any Secured Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Company.

         SECTION 13.4     No Waiver.

                 Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this
Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.

         SECTION 13.5     Modification.

                 No modification, amendment or waiver of any provision of this
Article XIII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 13.6     Release of Subsidiary Guarantor.

         (a) Upon the sale or other disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its Property and assets) to a Person other than the Issuer, the Company or a Restricted Subsidiary and pursuant to a transaction that is otherwise in compliance with this Indenture (including as described in clause Section 5.1 hereof and as described in Section 4.15 hereof), such Guarantor (unless it otherwise remains a Restricted Subsidiary or owns a Mortgaged Rig) shall be deemed released from its Subsidiary Guarantee and the related Obligations set forth in this Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Subsidiary Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary shall also terminate or be released upon such sale or other disposition. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Subsidiary Guarantee and the related Obligations set forth in this Indenture so long as it remains an Unrestricted Subsidiary.

         (b) Any Subsidiary Guarantee by a Restricted Subsidiary shall be automatically and unconditionally released and discharged, as evidenced by a supplemental indenture executed by the Issuer, the Company, and the Subsidiary Guarantors, if any, and the Trustee, upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Subsidiary Guarantee and all other guarantees of the Obligations of any Obligor on the Secured Notes, except a discharge or release by, or as a result of, payment under such guarantee.

         SECTION 13.7 Future Guarantor; Execution of Supplemental Indentures for Future Guarantor.

         (a) The Company may not permit any Restricted Subsidiary of the Company, directly or indirectly, to guarantee any Indebtedness of the Company or any other Obligor ("Guaranteed Indebtedness") or to acquire a Mortgaged Rig unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Secured Notes by such Restricted Subsidiary and (ii) such Subsidiary Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. If the Guaranteed Indebtedness is pari passu with the Guarantee, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Subsidiary Guarantee; and if the Guaranteed Indebtedness is subordinated to the Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that all Guaranteed Indebtedness is subordinated to the Secured Notes.

         (b) Any Restricted Subsidiary Guarantor that guarantees any Indebtedness of the Issuer or another Obligor is required pursuant to Section 13.7(a) or 4.19 hereof to become a Subsidiary Guarantor and the Issuer shall cause each such Restricted Subsidiary to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under this Article XIII and shall guarantee the Obligations of the Issuer under the Secured Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, and as to any such other matters as the Trustee may reasonably request.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                          RBF FINANCE CO.


                                          By: /s/ ROBERT FULTON
                                             ---------------------------------
                                          Name:       Robert Fulton
                                               -------------------------------
                                          Title:      VP
                                                ------------------------------




                                          UNITED STATES TRUST COMPANY OF NEW
                                          YORK, as Trustee





                                          By:  /s/ PETER C. GERRER
                                             ---------------------------------
                                          Name:  Peter C. Gerrer
                                               -------------------------------
                                          Title   Vice President
                                                ------------------------------





Each of the following entities as Guarantor:


R&B FALCON CORPORATION



By:      /s/ ROBERT FULTON
   -------------------------------

Name:    Robert Fulton
      ----------------------------

Title:   EVP
         -------------------------

                                                                      Exhibit A


                                (Face of Note)






         [THIS GLOBAL NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF.

UNLESS THIS SECURED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO RBF FINANCE CO. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE IS EXCHANGEABLE FOR A SECURED NOTE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE ISSUER THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE ISSUER WITHIN 90 DAYS OF SUCH NOTICE, (B) THE ISSUER EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE SO TRANSFERABLE, REGISTRABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE SO REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SECURED NOTES.](1)

[THIS SECURED NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS,


-----------------------
(1) These paragraphs should be included if the Secured Notes are issued in global form.

EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

(2) AGREES THAT IT WILL NOT RESELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (D) TO A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE COMPANY OR AN AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.](2)

[THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") OR (C) IT IS A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE COMPANY OR AN AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY.





--------------------

(2) These paragraphs (the Private Placement Legend) should be replaced upon the exchange of Initial Secured Notes for Exchange Secured Notes in the Exchange Offer or upon the registration of Initial Secured Notes pursuant to the Registration Rights Agreement by the paragraphs referred to in Footnote 3.

(2) AGREES THAT IT WILL NOT RESELL, OR OTHERWISE TRANSFER THIS NOTE EXCEPT TO
(A) A QIB, (B) AN IAI, OR (C) A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE COMPANY OR AN AFFILIATE (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF THE COMPANY, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING. THE INDENTURE ALSO CONTAINS A PROVISION REQUIRING FINCO AND THE COMPANY TO EXERCISE REASONABLE CARE TO ENSURE THAT THE SECURED NOTES ARE RESOLD OR OTHERWISE TRANSFERRED ONLY TO PURCHASERS MEETING THE REQUIREMENTS SPECIFIED IN CLAUSE (2) ABOVE.](3)





--------------------

(3) This should be included on all Exchange Secured Notes or upon registration of Initial Secured Notes pursuant to the Registration Rights Agreement.

                        _____% Secured Notes due _____

                                RBF FINANCE CO.



No.
CUSIP No.

                                                          $         ____________

                 RBF FINANCE CO. promises to pay to ______________ or
registered assigns, the principal sum of __________ United States Dollars, [or such greater or lesser amount as may from time to time be endorsed on Schedule A
hereto](4) on [         ], ____.


                 Interest Payment Dates: March 15 and September 15 Record Dates: March 1 and September 1


                 Reference is hereby made to the further provisions of this Secured Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Secured Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.





--------------------

(4) This is included on Global Notes only.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date written below.





                                             RBF FINANCE CO.


                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------



                                             By:
                                                ------------------------------
Dated:                                       Name:
        --------------------------                ----------------------------
                                             Title:
                                                   ---------------------------



Certificate of Authentication:
This is one of the Secured Notes
referred to in the within-mentioned
Indenture:



UNITED STATES TRUST COMPANY OF NEW YORK

as Trustee





By:
    -----------------------------------------------
             Authorized Signatory

                              (Reverse of Note)



                      ______%  Secured Note due ________



                 Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                 1. Interest. RBF Finance Co., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being called the "Issuer"), promises to pay interest
on the principal amount of this Secured Note at          r annum until Maturity
and shall pay Additional Amounts (as defined), if any, and Special Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuer will pay interest, if any, and Additional Amounts, if any, and Special Interest, if any, semi-annually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Secured Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Secured Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next September 15, 1999. The Issuer shall pay interest (including post-petition interest in any proceeding under any applicable Federal, State or foreign bankruptcy law) on overdue installments of interest ("Defaulted Interest"), Additional Amounts, if any, and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2. Method of Payment. The Issuer will pay interest on the Secured Notes (except Defaulted Interest), Additional Amounts, if any, and Special Interest, if any, to the Persons who are registered Holders of Secured Notes at the close of business on March 1 or September 1 immediately preceding the Interest Payment Date (each, a "Record Date"), even if such Secured Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Secured Notes will be payable as to principal, premium, interest, Additional Amounts and Special Interest at the office or agency of the Issuer maintained for such purpose within the City and State of New York, or, at the option of the Issuer, payment of interest and Additional Amounts and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Additional Amounts, if any, and Special Interest, if any, on, all Global Notes and all other Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                 3. Additional Amounts. Except to the extent required by any applicable law, regulation or governmental policy, any and all payments of, or in respect of, any Secured Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deduction, charges or withholdings and all liabilities with respect thereto imposed by Panama, The Bahamas or any other jurisdiction with which the Company or any Subsidiary Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Issuer Loans, the Secured Notes, the Guarantee or the Subsidiary Guarantees (if any) are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Panamanian Taxes," "Bahamian Taxes," or "Other Taxes," respectively). If the Issuer, the Company or any Subsidiary Guarantor shall be required by law to withhold or deduct any Panamanian Taxes, Bahamian Taxes, or Other Taxes from or in respect of any sum payable under an Issuer Loan Agreement, the Secured Notes, the Guarantee or a Subsidiary Guarantee, the sum payable by the Issuer, the Company or such Subsidiary Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder or beneficial owner of a Secured Note shall receive an amount equal to the sum that it would have received had not such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Panamanian Taxes, Bahamian Taxes or Other Taxes to a Holder (an "Excluded Holder") (i) resulting from the beneficial owner of such Secured Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such Secured Note, being a beneficiary of the Guarantee or any applicable Subsidiary Guarantee, the receipt of any income or payments in respect of such Secured Note, such Issuer Loan, the Guarantee or any applicable Subsidiary Guarantee or the enforcement of such Secured Note, such Issuer Loans, the Guarantee or any applicable Subsidiary Guarantee, or (ii) that would not have been imposed but for the presentation (where presentation is required) of such Secured Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Issuer, the Company or the Subsidiary Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Issuer will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Panamanian Taxes, Bahamian Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer, the Company or the Subsidiary Guarantors, as applicable. The Issuer will, upon written request of each Holder (other than an Excluded Holder), reimburse each such holder for the amount of (i) any Panamanian Taxes, Bahamian Taxes or Other Taxes so levied or imposed and paid by such holder as a result of payments under or with respect to any Secured Notes, and (ii) any Panamanian Taxes, Bahamian Taxes, or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such Secured Notes, such Issuer Loans, the Guarantee or the applicable Subsidiary Guarantees) after such reimbursement will not be less than the net amount the Holder would have received if Panamanian Taxes, Bahamian Taxes or Other Taxes on such reimbursement had not been imposed.

                 At least 30 calendar days prior to each date on which any payment under or with respect to the Secured Notes is due and payable, if the Issuer, the Company or the Subsidiary Guarantors, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Issuer, the Company or the Subsidiary

Guarantors, as applicable, will deliver to the Trustee an officer's certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

                 If any Holder or beneficial owner of any Secured Note receives a refund of the Panamanian Taxes, Bahamian Taxes or Other Taxes after the Issuer, the Company or any Subsidiary Guarantor, as applicable, has paid any Additional Amounts, such Holder or beneficial owner shall reimburse the Issuer, the Company or any Subsidiary Guarantor, as applicable, for any amount of such refund.

                 In addition, the Issuer, the Company or the Subsidiary Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Secured Notes payable in the United States, Panama, The Bahamas or any political subdivision thereof or taxing authority of or in the foregoing. The Issuer, the Company and the Subsidiary Guarantors, as applicable, will also pay and indemnify the Trustee and the Holders of the Secured Notes from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders or the Trustee to create Liens on the Collateral or to enforce the Obligations of the Company or the Subsidiary Guarantors under the Secured Notes, the Indenture, the Guarantee, the Subsidiary Guarantees, the Issuer Loans or the Security Agreements.

                 Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Secured Note or the net proceeds received on the sale or exchange of any Secured Note, such mention shall be deemed to include the payment of Additional Amounts of Special Interest provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

                 4. Paying Agent and Registrar. Initially, the Trustee under this Indenture will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. In certain situations, the Issuer or any of its Subsidiaries may act in any such capacity.

                 5. Indenture. The Issuer issued the Secured Notes under an Indenture dated as of March 26, 1999 ("Indenture") between the Issuer, R&B Falcon Corporation (the "Company") acting as guarantor and United States Trust Issuer of New York, as trustee (the "Trustee," which term includes any successor trustee under this Indenture). The terms of the Secured Notes include those stated in this Indenture and those made part of this Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture. The Secured Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. The Secured Notes are secured obligations of the Issuer issuable in two series, one consisting of 11% Senior Secured Notes dated 2006 (the "7-Year Secured Notes") limited to $400,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture), and the other consisting of 11 3/8% Senior Secured Notes due 2009 (the "10-Year Secured Notes") limited to $400,000,000 in aggregate principal amount (subject to Section 2.7 of the Indenture). This Secured Note is one of the Secured Notes referred to in this Indenture.

                 6.       Optional Redemptions.

                 (a) The 10-year Secured Notes. Under the terms of the Indenture, on or after March 15, 2004, the 10-Year Secured Notes will be redeemable, at the Lender's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the Holders of the 10-Year Secured Notes, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date, if redeemed during the 12-month period commencing on March 15 of the years set forth below.

                                                                 Redemption
                 Period                                             Price
                 ------                                         ------------
                 2004  . . . . . . . . . . . . . . . . . .        105.6875%
                 2005  . . . . . . . . . . . . . . . . . .        103.7917%
                 2006  . . . . . . . . . . . . . . . . . .        101.8958%
                 2007 and thereafter . . . . . . . . . . .        100.0000

The Company shall prepay the Issuer Loans in whole or in part to provide funds for such redemption. Any prepayments by the Company on the Issuer Loans required to be made to provide funds for the Issuer to make this redemption shall be made on the 10-Year Tranche of each Issuer Loan on a pro rata basis.

                 (b) 7-Year Secured Notes. Under the terms of the Indenture, the 7-Year Secured Notes will be redeemable, at the Lender's option at any time in whole or from time to time in part upon not less than 30 and not more than 60 days' prior notice mailed by first class mail to the Holders of the 7-Year Secured Notes, on any date prior to Maturity at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) to the Redemption Date plus the Make-Whole Premium applicable to the 7-Year Secured Notes determined in the manner provided for in Section 3.7 of the Indenture. The Company shall prepay the Issuer Loans in whole or in part to provide funds for such redemption. Any prepayments by the Company on the Issuer Loans required to be made to provide funds for the Lender to make such a redemption shall be made on the 7-Year Tranche of the Issuer Loans on a pro rata basis.

                 (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Secured Notes are to be redeemed at its registered address. Secured Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Secured Notes of the applicable series held by a Holder are to be redeemed. Unless the Issuer defaults in making such redemption payment, on and after the Redemption Date interest (including Special Interest, if any and Additional Amounts, if any) ceases to accrue on Secured Notes or portions thereof called for redemption.

                 7. Redemption upon Loss of a Rig. If an Event of Loss occurs at any time with respect to a Mortgaged Rig (the Mortgaged Rig suffering such Event of Loss being the "Lost Mortgaged Rig"), the Company shall apply funds in an amount (the "Loss Redemption Amount") equal to the principal amount of the applicable Issuer Loan secured by the Lost Mortgaged Rig outstanding on the date (the "Loss Date") on which such Event of Loss was deemed to have occurred, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, to the prepayment of such Issuer Loan; if a Default shall have occurred and be continuing at the time of receipt of the Event of Loss Proceeds with respect to such Event of Loss, the Company will also be required to prepay other Issuer Loans on a pro rata basis in an aggregate amount equal to the excess of the Net Event of Loss over the Loss Redemption Amount, if any, together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon. Such payments on the Issuer Loan or Loans shall be made directly to the Trustee for deposit into the Issuer Escrow Account. Such funds shall constitute part of the Collateral pending application in accordance with the next paragraph.

                 Upon the earlier to occur of (A) 30 days after the receipt of such Event of Loss Proceeds by the Company (the "Loss Proceeds Receipt Date") and (B) 180 days after the Loss Date, the Issuer shall redeem Secured Notes, of both series, in whole or in part on a pro rata basis, at a Redemption Price equal to 100% of their principal amount, plus accrued and unpaid interest (including Additional Amounts and Special Interest, if any) to the Redemption Date, in an aggregate principal amount equal to the Loss Redemption Amount or the Net Event of Loss Proceeds, as the case may be. The Issuer and the Company shall treat as Loss Excess Proceed the amount equal to (i) the excess of the Net Event of Loss Proceeds from such Event of Loss over the funds applied pursuant to the preceding sentence, less (ii) the amount of such excess Net Event of Loss Proceeds (A) used to repay Senior Indebtedness of the Company or secured Senior Indebtedness of a Subsidiary Guarantor then owning a Mortgaged Rig, in each case, with a permanent reduction of availability in the case of revolving credit borrowings and owing to a Person other than the Company or any of its Subsidiaries, or (B) invested in Additional Assets (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution).

                 8. Redemption Upon Sale of a Mortgaged Rig. If a Mortgaged Rig or the Capital Stock of a Subsidiary Guarantor then owning a Mortgaged Rig is sold in compliance with the terms of the Indenture (the Mortgaged Rig so sold or owned by the Subsidiary Guarantor whose Capital Stock is so sold being the "Sold Mortgaged Rig"), the Company shall apply funds in an amount (the "Sale Redemption Amount") equal to the principal amount of the Issuer Loan secured by such Sold Mortgaged Rig on the date of such sale (the "Sale Date"), together with all accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) thereon, plus any additional amounts required by the Issuer to redeem the Secured Notes to the extent required by the next paragraph, to the repayment of such Issuer Loan. If a Default shall have occurred and be continuing at the time of receipt of the cash consideration with respect to such Sold Mortgaged Rig, the Company will also be required to prepay other Issuer Loans on a pro rata basis in an aggregate amount equal to the excess of such Net Available Cash attributable to such Sold Mortgaged Rig over such Sale Redemption Amount. Such payments on the Issuer Loan or Loans shall be allocated between the 7-year Tranche and the 10-year Tranche of each such Issuer Loan on a pro rata basis and shall be made directly to the Trustee for deposit into the Issuer Escrow Account. Such funds shall constitute part of the Collateral pending application in accordance with the next paragraph.

   Upon the earlier to occur of (A) 30 days after the receipt of such Net Available Cash (the "Sale Proceeds Receipt Date") and (B) 60 days after the Sale Date, the Issuer shall redeem Secured Notes of both series, in whole or in part on a pro rata basis, in an aggregate principal amount equal to the Sale Redemption Amount or the Net Available Cash, as the case may be, at a Redemption Price equal to:

     (x) In respect to the 10-year Secured Notes (i) if such redemption is before March 15, 2004, the sum of the remaining scheduled payments of interest, through March 15, 2004 (including Additional Amounts and Special Interest) and the Redemption Price as of March 15, 2004 as set forth in paragraph 7 above as discounted to their present values to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the Secured Notes to the Redemption Date or (ii) if such redemption is on or after March 15, 2004, the Redemption Price then applicable as described in paragraph 7 above, or

     (y) In respect of the 7-year Secured Notes, the sum of the remaining scheduled payments of principal and interest (including Additional Amounts and Special Interest, if any) thereon, as discounted to their present values to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

in each case plus accrued and unpaid interest (including Special Interest, if any, and Additional Amounts, if any) on the Secured Notes to the Redemption Date.

                 9.       Repurchase at Option of Holder.

                 (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to repurchase such Holder's Secured Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, and Additional Amounts, if any, to the Change of Control Payment Date on the terms described in this Indenture.

                 Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if (a) the ratings assigned to the Secured Notes by Moody's and S&P prior to the announcement are not downgraded or placed on a negative credit watch by either such rating agency as a result thereof and (b) no Default has occurred and is continuing.

                 Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Secured Notes. The Holder of this Secured Note may elect to have this

Secured Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Secured Note pursuant to the Change of Control Offer. Unless the Issuer defaults in the payment of the Change of Control Payment with respect thereto, all Secured Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (and Additional Amounts, if any, and Special Interest, if any) from and after the Change of Control Purchase Date.

                 (b) If, as of the first day of any calendar month, the aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds exceeds 10% of consolidated total assets of the Company, and if the excess aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds not theretofore subject to an Excess Proceeds Offer (the "Excess Proceeds Offer Amount"), totals as least $10.0 million, the Issuer must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders pursuant to and subject to the conditions contained in the Indenture on a pro rata basis an aggregate principal amount of Secured Notes equal to such excess aggregate amount of Sale Excess Proceeds and Loss Excess Proceeds available on such first day of the month, at a purchase price equal to 100% of their principal amount, plus, in each case, any accrued interest (including Additional Amounts and Special Interest, if any) to the date of purchase. The Company is also required, not later than the fifteenth Business Day of such month, to make an offer to purchase 12 1/4% Senior Notes due 2006 (the "New Senior Notes") at a purchase price equal to 100% of their principal amount, plus any accrued interest (including "special interest") to the date of purchase. The Excess Proceeds Offer Amount will be allocated on a pro rata basis between the Issuer for its Excess Proceeds Offer to Holders of the Secured Notes and the Company for its "Excess Proceeds Offer" to the Holders of the New Senior Notes. The Company will prepay the Issuer Loans on a pro rata basis, or make loans constituting Subordinated Obligations to the Issuer, to permit the Issuer to purchase any Secured Notes validly tendered pursuant to an Excess Proceeds Offer. Any amounts remaining after all Secured Notes validly tendered are purchased shall no longer constitute Sale Excess Proceeds or Loss Excess Proceeds.

                 Within 30 days of the date the excess amount of Sale Excess Proceeds and Loss Excess Proceeds in excess of 10% of consolidated total assets of the Company exceeds $10.0 million, the Issuer shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Excess Proceeds Offer to each Holder of Secured Notes. The Holder of this Secured Note may elect to have this Secured Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Secured Note pursuant to the Excess Proceeds Offer. Unless the Issuer defaults in the payment of the Excess Proceeds Offer Purchase Price with respect thereto, all Secured Notes or portions thereof selected for payment pursuant to the Excess Proceeds Offer will cease to accrue interest (including Special Interest and Additional Amounts, if any) from and after the Excess Proceeds Offer Purchase Date.

                 10. Denominations; Transfer and Exchange. The Secured Notes of each series are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Secured Notes may be registered and Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including in certain cases, opinions of counsel) and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Secured Note or portion of a Secured Note selected for redemption, except for the unredeemed portion of any Secured Note being redeemed in part. Also, it need not exchange or register the transfer of any Secured Notes for a period of 15 days before a selection of Secured Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                 11. Persons Deemed Owners. The registered Holder of a Secured Note may be treated as its owner for all purposes.

                 12. Amendment, Supplement and Waiver. With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Secured Notes (including consents obtained in connection with a tender offer or exchange offer for the Secured Notes), the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture may, among other things, without the consent of the Holder of each outstanding Secured Noted affected thereby, (i) reduce the amount Secured Notes whose Holders must consent to an amendment,
(ii) reduce the rate of or extend the time for payment of interest on any Secured Note or any Issuer Loan, (iii) reduce the principal of or extend the Stated Maturity of any Secured Note or any Issuer Loan, (iv) modify the obligations of Issuer to make mandatory redemptions or otherwise reduce the premium payable upon the redemption of any Secured Note or change the time at which any Secured Note may be or is required to be redeemed as described under the covenant described in the paragraphs 6, 7 and 8 above, (v) modify the obligations of the Company to make mandatory repayments or change the time at which an Issuer Loan may be or is required to be repaid under the covenant described in the paragraphs 7 and 8 above, (vi) make any Secured Note payable in money other than that stated in the Secured Note, (vii) impair the right of any Holder of the Secured Notes to receive payment of principal of and interest on such Holder's Secured Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Secured Notes, (viii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, (ix) make any change in the Guarantee or any Security Agreement or Issuer Loan Agreement that would adversely affect the Noteholders or terminate the Lien of the Indenture or any Security Agreement on any property at any time subject thereto or deprive the Holders of the security afforded by the Lien of the Indenture or the Security Agreements or the Issuer of the Liens securing the Issuer Loans.

                 13. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on, or Special Interest or Additional Amounts with respect to, the Secured Notes or an Issuer Loan; (ii) default in payment when due of the principal of or premium, if any, on any Secured Note or Issuer Loan; (iii) failure by the Issuer to comply with Sections 3.8, 3.9, 4.8, 4.15 or 5.1 of the Indenture;
(iv) failure by the Issuer, the Company and the Subsidiary Guarantee secured for 60 days after notice to comply with any of its other agreements in this Indenture or the Secured Notes or the occurrence of an event of default under a Mortgage; (v) Indebtedness of the Issuer or any Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the aggregate principal amount of such unpaid or accelerated Indebtedness exceeds $20,000,000 or more; (vi) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Issuer, the Company or any Significant Subsidiary; (ix) the Guarantee or any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force as effect (except pursuant to the release of any Subsidiary Guarantee in accordance with this Indenture); and (x) the Liens under the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements) other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any Lien created thereunder shall be declared invalid or unenforceable or the Issuer, the Company or the Subsidiary Guarantee shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable.

                 Holders of the Secured Notes may not enforce this Indenture or the Secured Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Secured Notes may direct the Trustee in its exercise of any trust or power.
The Trustee may withhold from Holders of the Secured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is not opposed to the interests of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the Secured Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Secured Notes then outstanding waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium, if any, on, interest (including Special Interest and Additional Amounts, if any) on, and, if any, on, the Secured Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                 14. Defeasance Prior to Maturity or Redemption. The Issuer, at its election, shall (a) be deemed to have paid and discharged its debt on the Secured Notes and this Indenture and on Security Agreements, the Guarantee and the Subsidiary Guarantees shall cease to be of further effect as to all outstanding Secured Notes (except as to (i) rights of registration of transfer, substitution and exchange of Secured Notes, (ii) the Issuer's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, and interest (including Special Interest and Additional Amounts, if any) on the Secured Notes (but not the Change of Control Purchase Price or the Excess Proceeds Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under this Indenture, and (v) certain other specified provisions in this Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in this Indenture, after the irrevocable deposit by the Issuer with the Trustee, in trust for the benefit of the Holders, at any time prior to the Stated Maturity of the Secured Notes, of (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Secured Notes, money in an amount, or (C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest (including Additional Amounts and Special Interest, if any) on, such Secured Notes then outstanding on the dates on which any such payments are due in accordance with the terms of this Indenture and of such Secured Notes.

                 15. Security Agreements. As provided in the Indenture and the Security Agreements and subject to certain limitations set forth therein, the Obligations of the Issuer under the Indenture, and the Security Agreements are secured by the Collateral as provided in the Security Agreements. Each Holder, by accepting a Secured Note, agrees to be bound to all terms and provisions of the Security Agreements, as the same may be amended from time to time. The Liens created under the Security Agreements shall be released upon the terms and subject to the conditions set forth in the Indenture, and the Security Agreements.

                 16. Trustee Dealings with the Issuer and the Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, the Company or its Affiliates, and may otherwise deal with the Issuer, the Company or its Affiliates, as if it were not the Trustee.

                 17. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantors under the Secured Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Secured Notes.

                 18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECURED NOTE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                 19. Authentication. This Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 21. Additional Rights of Holders of Transfer Restricted Secured Notes. In addition to the rights provided to Holders of Secured Notes under the Indenture, Holders of Transferred Restricted Secured Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of this

Indenture, between the Issuer, the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                 22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                 The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:



                 RBF Finance Co.
                 901 Threadneedle
                 Houston, Texas 77079-2982
                 Telephone No.:  (281) 496-5000
                 Telecopier No.:  (281) 496-0285

                                   GUARANTEE

                 Subject to the limitations set forth in the Indenture, the Company and each Subsidiary Guarantor (each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantors under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (and Special Interest, if any and Additional Amounts, if
any), on the Secured Notes, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Excess Proceeds Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (and Special Interest, if any and Additional Amounts, if any), on the Secured Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Issuer and the Guarantors to the Holders under this Indenture and the Secured Notes and (d) in case of any extension of time of payment or renewal of any Secured Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Excess Proceeds Offer, purchase or otherwise, provided that to the extent that the Company makes a payment on the Guarantee, it will be deemed to have made a payment on the Issuer Loans then outstanding, and will otherwise be subrogated to the Issuer's rights on the Issuer Loans, to the extent that such Issuer Loans remain unpaid. Capitalized terms used herein shall have the same meanings assigned to them in this Indenture unless otherwise indicated.

                 Payment on each Secured Note is guaranteed, jointly and severally, by the Guarantor pursuant to Article XIII of this Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

                 The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under the Guarantee or its Subsidiary Guarantee, as applicable, or pursuant to its contribution obligations under this Indenture, result in the Obligations of such Guarantor under the Guarantee or its Subsidiary Guarantee, as applicable, not constituting a fraudulent conveyance or fraudulent transfer under any applicable Federal, State or foreign bankruptcy law or not otherwise being void, voidable or unenforceable under any such applicable bankruptcy law. Each Guarantor that makes a payment or distribution under the Guarantee or a Guarantee, as applicable, shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                 Certain of the Guarantor may be released from their Subsidiary Guarantees upon the terms and subject to the conditions provided in the Indenture.

                 The Guarantee or Subsidiary Guarantee shall be binding upon each Guarantor listed below and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.

                            [SIGNATURE PAGE FOLLOWS]

                 R&B FALCON CORPORATION



                 By:
                    ----------------------------------------
                 Name:
                       -------------------------------------
                 Title:
                          ----------------------------------

                                ASSIGNMENT FORM



To assign this Secured Note, fill in the form below: (I) or (we) assign and transfer this Secured Note to




--------------------------------------------------------------------------------
              (Insert assignee's Social Security or tax I.D. no.)



--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



and irrevocably appoint
                       ---------------------------------------------------------

--------------------------------------------------------------------------------
to transfer this Secured Note on the books of the Issuer or the agent appointed by the Issuer to maintain such books. The agent appointed hereby may substitute another to act for him.




--------------------------------------------------------------------------------



Date:
     ------------------------------------------



Your signature:
               --------------------------------
(Sign exactly as your name appears on the face of this Secured Note)





Signature Guarantee:

                       Option of Holder to Elect Purchase





                 If you want to elect to have this Secured Note purchased by the Issuer pursuant to Section 3.10 or 4.8 of this Indenture, check the box below:



                      [ ]  Section 3.10             [ ]  Section 4.8



                 If you want to elect to have only part of the Secured Note purchased by the Issuer pursuant to Section 3.10 or Section 4.8 of this Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000): $ _____________





                                         Your Signature:
                                                        -----------------------
                                                        (Sign exactly as your
                                                          name appears on the
                                                             Secured Note)



Signature Guarantee:                     Social Security or Tax
                                         Identification No.:
                                                            ------------------

                                   SCHEDULE A

                 CHANGES IN PRINCIPAL AMOUNT OF SECURED NOTE(5)

                 The following changes in the principal amount of this Global Note have been recorded:



                                                                    Principal Amount of
                       Amount of decrease          Amount of                this
                               in                 increase in           Global Note
                            Principal              Principal           following such         Signature of
                            Amount of              Amount of              decrease         authorized officer
 Date of Transaction    this Global Note       this Global Note        (or increase)           of Trustee
 -------------------    ----------------       ----------------        -------------           ----------





-------------------

(5) This should only be included if the Secured Note is issued in global form.

                                                                     Exhibit B-1



          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
               FROM U.S. GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (Pursuant to Section 2.6(a)(1) of this Indenture)



United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

                 Re:  11% Senior Secured Notes due 2006 of RBF Finance Co.
                      11 3/8% Senior Secured Notes due 2009 of RBF Finance Co.

                 Reference is hereby made to this Indenture, dated as of March 26, 1999 (the "Indenture"), between RBF Finance Corp. (the "Issuer"), R&B Falcon Corporation (the "Company"), the Persons acting as Subsidiary Guarantors and named therein (the "Subsidiary Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in this Indenture.

                 This letter relates to U.S.$ ____ principal amount of [7-year Secured Notes] [10-year Secured Notes] which are evidenced by one or more U.S. Global Notes and held with the Depositary in the name of ____ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Secured Notes to a Person who will take delivery thereof in the form of an equal principal amount of Secured Notes of the same series evidenced by one or more Regulation S Global Secured Notes, which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel or both.

                 In connection with such request and in respect of such Secured Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                 (1) The offer of the Secured Notes was not made to a person in the United States and, if the 40-day restricted period has not yet expired and the Transferor is a dealer (as defined in Section 2(12) of the Securities Act), or a person receiving a selling concession, fee or other remuneration in respect of the Secured Notes being sold (collectively, "Dealers"), (i) neither the Transferor or any person acting on its behalf knows that the transferee is a U.S. person and (ii) if the Transferor or any person acting on its behalf knows that the transferee is a Dealer, the Transferor or person acting on its behalf has sent a confirmation or other notice to the transferee stating that the Secured Notes may be offered or sold during the 40-day restricted period only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

                 (2)      either:

                          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                 (4) the transaction is not part of a plan or scheme to evade the registration provisions of the Securities Act; and

                 (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel or both.

                 Upon giving effect to this request to exchange a beneficial interest in a U.S. Global Note for a beneficial interest in a Regulation S Global Note. The resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Secured Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and Donaldson, Lufkin & Jenrette Securities Corporation, (the "Initial Purchaser"), the Initial Purchaser of such Secured Notes being transferred. We acknowledge that you, the Issuer, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in this Indenture have the meanings set forth in Regulation S under the Securities Act.




                                                   [Insert Name of Transferor]



                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ---------------------

Dated:
      --------------------

cc:      RBF Finance Co.
         Initial Purchaser

                                                                     Exhibit B-2



          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
               FROM REGULATION S GLOBAL NOTE TO U.S. GLOBAL NOTE
               (Pursuant to Section 2.6(a)(ii) of this Indenture)





United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

                 Re:  11% Senior Secured Notes due 2006 of RBF Finance Co.
                      11 3/8% Senior Secured Notes due 2009 of RBF Finance Co.

         Reference is hereby made to this Indenture dated as of March 26, 1999 (the "Indenture"), between RBF Finance Co. (the "Issuer"), R&B Falcon Corporation (the "Company'), the Persons acting as Subsidiary Guarantors and named therein (the "Subsidiary Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in this Indenture.

                 This letter relates to $ ___________ principal amount of [7-year Secured Notes] [10-year Secured Notes] which are evidenced by one or more Regulation S Global Secured Notes and held with the Depositary through Euroclear or Cedel in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Secured Notes to a Person who will take delivery thereof in the form of an equal principal amount of Secured Notes of the same series evidenced by one or more U.S. Global Notes, to be held with the Depositary.

                 In connection with such request and in respect of such Secured Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

o such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act") and, accordingly, the Transferor hereby further certifies that the Secured Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Secured Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

[ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

[ ] the Surrendered Secured Notes are being transferred to Institutional
    Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Certificated Secured Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Issuer should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

                                       or

o such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

o such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

o such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Secured Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Secured Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                 Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in U.S. Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Notes pursuant to the Indenture and the Securities Act.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and Donaldson, Lufkin & Jenrette Securities Corporations (the "Initial Purchaser"), the Initial Purchaser of such Secured Notes being transferred. We acknowledge that you, the Issuer, the Company and the Initial Purchaser will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in this Indenture have the meanings set forth in Regulation S under the Securities Act.



                                                   [Insert Name of Transferor]





                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ---------------------





Dated:
       --------------------------


cc:      RBF Finance Co.
         Initial Purchaser

                                                                     Exhibit B-3



          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                              OF DEFINITIVE NOTES
                 (Pursuant to Section 2.6(b) of this Indenture)





United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036



Attention:  Corporate Trust Administration

                 Re:  11% Senior Secured Notes due 2006 of RBF Finance Co.
                      11 3/8% Senior Secured Notes due 2009 of RBF Finance Co.

                 Reference is hereby made to this Indenture dated as of March 26, 1999 (the "Indenture"), between RBF Finance Co. (the "Issuer"), R&B Falcon Corporation (the "Company"), the Persons acting as Subsidiary Guarantors and named therein (the "Subsidiary Guarantors") and United States Trust Company of New York as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in this Indenture.

                 This relates to $_________ principal amount of [7-year Secured Notes] [10-year Secured Notes] which are evidenced by one or more Certificated Secured Notes in the name of ______________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Certificated Secured Note(s) in the form of an equal principal amount of Secured Notes of the same series evidenced by one or more Certificated Secured Notes, to be delivered to the Transferor or, in the case of a transfer of such Secured Notes, to such Person as the Transferor instructs the Trustee.

                 In connection with such request and in respect of the Secured Notes surrendered to the Trustee herewith for exchange (the "Surrendered Secured Notes"), the Holder of such Surrendered Secured Notes hereby certifies that:

                                  [CHECK ONE]

o the Surrendered Secured Notes are being acquired for the Transferor's own account, without transfer;

                                       or

o        the Surrendered Secured Notes are being transferred to the Issuer;

                                       or

o the Surrendered Secured Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Secured Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Secured Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

o the Surrendered Secured Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

o the Surrendered Secured Notes are being transferred in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

o the Surrendered Secured Notes are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Certificated Secured Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to the Indenture, and, if the Issuer should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

                                       or

o the Surrendered Secured Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

o such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Secured Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Secured Notes are being transferred in compliance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and Donaldson, Lufkin & Jenrette Securities Corporation, the "Initial Purchaser"), the Initial Purchaser of such Secured Notes being transferred. We acknowledge that you, the Issuer and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in this Indenture have the meanings set forth in Regulation S under the Securities Act.




                                                   [Insert Name of Transferor]



                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ---------------------



Dated:
      -------------------------


cc:      RBF Finance Co.
         Initial Purchaser

                                                                     Exhibit B-4





          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                     FROM U.S. GLOBAL NOTE OR REGULATION S
                             PERMANENT GLOBAL NOTE
                               TO DEFINITIVE NOTE
                 (Pursuant to Section 2.6(c) of this Indenture)





United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention:  Corporate Trust Administration

                 Re:  11% Senior Secured Notes due 2006 of RBF Finance Co.
                      11 3/8% Senior Secured Notes due 2009 of RBF Finance Co.

                 Reference is hereby made to this Indenture dated as of March 26, 1999 (the "Indenture"), between RBF Finance Co.. (the "Issuer"), R&B Falcon Corporation (the "Company"), the Persons acting as Subsidiary Guarantors and named therein (the "Subsidiary Guarantors") and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given them in this Indenture.

                 This letter relates to $_____________ principal amount of [7-year Secured Notes] [10-year Secured Notes] which are evidenced by a beneficial interest in one or more U.S. Global Secured Notes or Regulation S Permanent Global Notes in the name of __________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Secured Notes of such series evidenced by one or more Certificated Secured Notes, to be delivered to the Transferor or, in the case of a transfer of such Secured Notes, to such Person as the Transferor instructs the Trustee.

                 In connection with such request and in respect of the Secured Notes surrendered to the Trustee herewith for exchange (the "Surrendered Secured Notes"), the Holder of such surrendered Secured Notes hereby certifies that:

                                  [CHECK ONE]

o the Surrendered Secured Notes are being transferred to the beneficial owner of such Secured Notes;

                                       or

o the Surrendered Secured Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities

         Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Secured Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Secured Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

o the Surrendered Secured Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

o such transfer is being effected in an offshore transaction pursuant to and in accordance with Rule 904 under the Securities Act;

                                       or

o the Surrendered Secured Notes are being transferred to Institutional Accredited Investor pursuant to an exemption under the Securities Act other than Rule 144A, Rule 144 or Rule 904 and the Transferor further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in Global Notes and Certificated Secured Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by a certificate attached hereto executed by the Transferee in the form of Exhibit C to this Indenture, and, if the Issuer should so request, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act to the effect that such Transfer is in compliance with the Securities Act;

                                       or

o the Surrendered Secured Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

o the Surrendered Secured Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act other than those contemplated above, and the Transferor hereby further certifies that the Secured Notes are being transferred in compliance with the transfer restrictions applicable to the Global Secured Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Issuer and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Secured Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and Donaldson, Lufkin & Jenrette Securities Corporation, (the "Initial Purchaser"), the Initial Purchaser of such Secured Notes being transferred. We acknowledge that you, the Issuer and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in this Indenture have the meanings set forth in Regulation S under the Securities Act.


                                          [Insert Name of Transferor]





                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------





Dated:
      ---------------------------


cc:      RBF Finance Co.
         Initial Purchaser

                                                                       Exhibit C





                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR





United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036

Attention: Corporate Trust Administration



                 Reference is hereby made to this Indenture, dated as of March 26, 1999 (the "Indenture"), between RBF Finance Co., as issuer, R&B Falcon Corporation (the "Company") and Persons acting as Subsidiary Guarantors and named therein (the "Subsidiary Guarantors") and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given them in this Indenture.

                 In connection with our proposed purchase of $ ___________ aggregate principal amount of:

         (a)     o        Beneficial interests, or

         (b)     o        Certificated Secured Notes,

we confirm that:

                 (i) we are an entity which is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                 (ii) any purchase of Secured Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

                 (iii) in the event that we purchase any Secured Notes, we will acquire Secured Notes having a minimum purchase price of at least $250,000 for our own account and for each separate account for which we are acting;

                 (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Secured Notes;

                 (v) we are not acquiring Secured Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                 (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase Secured Notes.

                 We understand that the Secured Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Secured Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any notes, that (A) such Secured Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests), (ii) to the Issuer or
(iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and (B) that we will, and each subsequent Holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in (A) above. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Secured Notes, except upon presentation of evidence satisfactory to the Issuer that the foregoing restrictions on transfer have been complied with. We further understand that the Secured Notes purchased by us will bear a legend reflecting the substance of this paragraph.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and Donaldson, Lufkin & Jenrette Securities Corporation, (the "Initial Purchaser"), the Initial Purchaser of such Secured Notes being transferred. We acknowledge that you, the Issuer and the Initial Purchaser will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. Terms used in this certificate and not otherwise defined in this Indenture have the meanings set forth in Regulation S under the Securities Act.

                 THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.



                                      ----------------------------------------
                                                 (Name of Purchaser)





                                      By:
                                          ------------------------------------
                                      Name:
                                            ----------------------------------
                                      Title:
                                             ---------------------------------
                                      Address:
                                               -------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
 Act Section                                                                         Indenture Section
---------------                                                                      -----------------
310 (a)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
    (a)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
    (a)(3)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (a)(4)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.3; 7.8; 7.10
    (c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
311 (a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
    (c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
312 (a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.5
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.3
    (c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.3
313 (a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
    (b)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
    (c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6; 12.2
    (d)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.6
314 (a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.13; 4,23; 12.2
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (c)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.4, 12.5
    (c)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.2; 12.4; 12.5
    (c)(3)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (d)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (e)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.5
    (f)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
315 (a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1(a)
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.23; 7.5; 12.4
    (c)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1
    (d)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.1
    (e)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.12
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.9
    (a)(1)(A)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.5
    (a)(1)(B)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.4
    (a)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.7
317 (a)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.3; 6.8
    (a)(2)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.9
    (b)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.4
318 (a)             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12.1

---------------

N.A. means not applicable.

*    This Cross-Reference Table is not part of this Indenture.


(1) These paragraphs should be included if the Secured Notes are issued in global form.





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